NETEGRITY, INC.

                 PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT
                                 January 6, 1998

                              Table of Contents

                                                                          Page


SECTION 1. Issuance and Sale of Series D Preferred Stock and Warrants......-1-

  1.1.     The Purchases...................................................-1-
  1.2.     The Closings....................................................-1-
  1.3.     Conditions to the Initial Closing...............................-2-
  1.4.     Additional Issuances, Purchase Price Adjustment.................-4-
  1.5.     Purchase Price Allocation.......................................-5-
  1.6.     Conditions to the Subsequent Closing............................-6-

SECTION 2. Representations and Warranties of the Company...................-7-

  2.1.     Organization and Good Standing; Power and Authority;
           Qualifications..................................................-7-
  2.2.     Authorization of the Documents..................................-7-
  2.3.     Capitalization..................................................-7-
  2.4.     Authorization and Issuance of Capital Stock.....................-8-
  2.5.     SEC Reports.....................................................-9-
  2.6.     Financial Statements............................................-9-
  2.7.     Absence of Material Changes.....................................-10-
  2.8.     No Conflict.....................................................-11-
  2.9.     Agreements......................................................-11-
  2.10.    Intellectual Property Rights....................................-12-
  2.11.    Equity Investments; Subsidiaries................................-14-
  2.12.    Title to Assets and Properties, Insurance.......................-14-
  2.13.    Employee Benefit Plans..........................................-14-
  2.14.    Labor Relations, Employees......................................-15-
  2.15.    Litigation, Orders..............................................-16-
  2.16.    Compliance with Laws, Permits...................................-16-
  2.17.    Offering Exemption..............................................-17-
  2.18.    Disclosure......................................................-17-
  2.19.    Taxes...........................................................-18-
  2.20.    Consents........................................................-18-
  2.21.    Brokers.........................................................-18-
  2.22.    Suppliers and Customers.........................................-18-
  2.23.    Use of Proceeds.................................................-18-

SECTION 3. Representations and Warranties of the Purchasers................-19-

SECTION 4. Certain Covenants...............................................-20-
  4.1.     Access to Records...............................................-20-
  4.2.     Financial Reports...............................................-20-

  4.3.     Affirmative Covenants...........................................-22-
  4.4.     Insurance.......................................................-23-
  4.5.     Merger, etc.....................................................-23-
  4.6.     Transactions with Affiliates....................................-24-
  4.7.     Notice of Breach................................................-24-
  4.8.     Matters Related to Directors, Non-Voting Observers..............-24-
  4.9.     Rights of First Offer...........................................-25-
  4.10.    Subsidiary Stock................................................-25-
  4.11.    Limitation on Convertible Securities............................-26-
  4.12.    Payment of Taxes and Other Charges..............................-26-
  4.13.    Dividends.......................................................-26-
  4.14.    Investments.....................................................-26-
  4.15.    Changes in Capital Stock........................................-26-
  4.16.    Schedule 2.3 Transaction........................................-26-

SECTION 5. Transfer Taxes..................................................-27-

SECTION 6. Survival of Representations, Warranties, Agreements
           and Covenants, etc.
           ................................................................-27-

SECTION 7. Expenses........................................................-27-

SECTION 8. Indemnification.................................................-27-
  8.1.     General Indemnification.........................................-27-
  8.2.     Indemnification Principles......................................-28-

SECTION 9. Events of Default and Remedies..................................-29-
  9.1.     Events of Default...............................................-29-
  9.2.     Remedy for Event of Default.....................................-31-
  9.3.     Waiver..........................................................-31-

SECTION 10.Other Remedies..................................................-31-

SECTION 11.Further Assurances..............................................-31-

SECTION 12.Successors and Assigns..........................................-31-

SECTION 13.Entire Agreement................................................-32-

SECTION 14.Notices.........................................................-32-

SECTION 15.Amendments......................................................-33-


                                      (ii)

SECTION 16.Counterparts....................................................-33-

SECTION 17.Headings........................................................-33-

SECTION 18.Nouns and Pronouns..............................................-33-

SECTION 19.Governing Law...................................................-33-

SECTION 20.Publicity.......................................................-33-

SECTION 21.Severability....................................................-34-




                                      (iii)

                           Exhibits                        Section Reference

Exhibit A         Form of Warrant                                Recitals

Exhibit B-1       Schedule of Purchasers-Initial Closing           1.1(a)

Exhibit B-2       Schedule of Purchasers - Subsequent Closing      1.1(a)

Exhibit C         Form of Registration Rights Agreement            1.3(b)

Exhibit D         Certificate of Designation                       1.3(c)

Exhibit E         Form of Opinion of Counsel to the Company        1.3(g)

Exhibit F         Terms of Consulting Agreement                    1.3(j)

Exhibit G         Allocation of Purchase Price                     1.5


                                      (iv)

Schedules

Schedule 1.3(b)  Good Standing
Schedule 2.1     Foreign Qualification
Schedule 2.3     Capitalization; Schedule 2.3 Transaction
Schedule 2.6     Liabilities/Obligations
Schedule 2.7     Absence of Changes
Schedule 2.9     Contracts
Schedule 2.10    Certain Intellectual Property Rights
Schedule 2.10(b) Payments for Intellectual Property
Schedule 2.10(c) Third Party Intellectual Property Rights
Schedule 2.10(d) Software
Schedule 2.10(e) Third Party Software
Schedule 2.11    Equity Investments; Subsidiaries
Schedule 2.12(b) Insurance Coverage
Schedule 2.13    Employment Benefit Plans
Schedule 2.14    Employees
Schedule 2.15    Litigation
Schedule 2.16    Permits
Schedule 2.20    Consents
Schedule 2.21    Brokers
Schedule 4.15    Certain Excluded Securities


                                       (v)

                                              Index of Defined Terms

Term                                                 Section

Additional Common Stock Amount                         1.4(b)
Additional Preferred Stock Amount                      1.4(d)
Ancillary Documents                                    1.3(b)(ii)
Benefit Plan                                           2.13(a)
Board                                                  1.3(b)(viii)
Business                                               Recitals
By-Laws                                                1.3(b)(vi)
Certificate of Designation                             1.3(b)(iv)
Certificate of Incorporation                           1.3(b)(iv)
Claim Notice                                           8.3
Closings                                               1.2(a)
Code                                                   2.13(a)
Commission                                             2.5
Common Stock                                           Recitals
Common Stock Equivalents                               2.3
Company                                                Preamble
Consulting Agreement                                   1.3(b)(xi)
Contract                                               2.9(a)
Conversion Shares                                      2.4
Customer Satisfaction                                  1.6(d)
Deductible                                             8.1
DSCM                                                   1.3(b)(viii)
Employee                                               2.13(a)
Employee Agreement                                     2.13(a)
Encumbrances                                           2.12(a)
Environmental Laws                                     2.16(b)
ERISA                                                  2.13(a)
Event of Default                                       9.1
Exchange Act                                           2.5
GAAP                                                   2.6
Initial Closing                                        1.2(a)
Initial Designee                                       4.8(a)
Initial Purchase                                       1.1
Intellectual Property                                  2.10(f)
Investment                                             4.14
Litigation                                             19
Losses                                                 8.2
Maintenance Amount                                     4.9
Management Letter                                      4.2(a)

                                      (vi)

Material Adverse Change                               2.6
Material Adverse Effect                               2.1
NASDAQ                                                1.3(b)(v)
Non-voting Observer                                   4.8(a)
Notice                                                4.9
Opinion                                               1.3(b)(vii)
Pequot Entities                                       Preamble
Pequot Entities' Designees                            4.8(b)
Permitted Encumbrances                                2.7
Permits                                               2.16(a)
PPEF                                                  Preamble
Proposed Securities                                   4.9
Purchase Price                                        1.1
Purchaser Entity                                      8.1
Purchasers                                            Preamble
Purchases                                             1.1
Quarterly Financials                                  4.2(b)
Registration Rights Agreement                         1.3(b)(ii)
SEC Reports                                           2.5
Securities Act                                        2.17
Series D Preferred Stock                              Recitals
SiteMider                                             1.2(a)
Software                                              2.10(g)
Subsidiary                                            2.1
Subsequent Closing                                    1.2(a)
Subsequent Purchase                                   1.1
Taxes                                                 2.19
Third Party Software                                  2.10(h)
Warrants                                              Recitals
Warrant Shares                                        Recitals


                                      (vii)

                                 NETEGRITY, INC.

                 PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

         AGREEMENT, dated as of January 6, 1998, by and among NETEGRITY, INC., a Delaware corporation (the "Company"), PEQUOT PRIVATE EQUITY FUND, L.P., a Delaware limited partnership ("PPEF") and PEQUOT OFFSHORE PRIVATE EQUITY FUND, INC., a British Virgin Islands corporation (together with PPEF, the "Pequot Entities" or the "Purchasers").

                              W I T N E S S E T H:

         WHEREAS, the Company is engaged in the business of designing, developing, marketing, servicing and supporting data network security products as such business is more particularly described in the SEC Reports (the "Business").

         WHEREAS, the Company wishes to sell to the Pequot Entities and the Pequot Entities wish to purchase from the Company (i) shares of Series D Convertible Preferred Stock, par value $.01 per share (the "Series D Preferred Stock"), convertible into shares of the Company's Common Stock, par value $.01 per share (the "Series D Preferred Stock") convertible into shares of the Company's Common Stock, par value $.01 (the "Common Stock") and (ii) warrants, substantially in the form of Exhibit A hereto (the "Warrants"), to purchase shares of Common Stock (such shares of Common Stock referred to as the "Warrant Shares").

         ACCORDINGLY, the parties hereto hereby agree as follows:

         SECTION 1. Issuance and Sale of Series D Preferred Stock and Warrants.

         1.1. The Purchases. Upon the terms and subject to the conditions set forth in this Agreement, at the Initial Closing and the Subsequent Closing, the Pequot Entities shall purchase from the Company, and the Company shall sell to the Pequot Entities, the number of shares of Series D Preferred Stock and Warrants set forth opposite such entity's name on Exhibit B- I (the "Initial Purchase") and Exhibit B-2 (the "Subsequent Purchase"), respectively (collectively, the "Purchases"), at the purchase price set forth opposite such entity's name on each exhibit. The aggregate purchase price to be paid by the Pequot Entities for the Series D Preferred Stock and Warrants purchased by them hereunder is set forth on Exhibit B-1 and B-2, as the case may be, as "Total Purchase Price" (collectively, the "Purchase Price").

         1.2. The Closings. (a) (i) The closing of the Initial Purchase (the "Initial Closing") shall take place at the offices of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, NY 10004, the parties intending such Initial Closing occur at 9:00 a.m. on January 7, 1998 or on such other date as shall be mutually agreed by the Company and the Purchasers and
(ii) the closing of the Subsequent Purchase (the "Subsequent Closing" and, together with the Initial Closing, the "Closings") shall take place at the location and time of day referred to in clause (i) above 30 days following the first shipment of version 3.0 of SiteMinder ("SiteMinder

3.0") to customers, provided, however, that SiteMinder 3.0 has attained Customer Satisfaction; provided, further, however, that in the event the Subsequent Closing has not occurred on or before May 15, 1998 for any reason, either the Company or the Pequot Entities may elect, upon written notice to the other party no later than May 31, 1998, not to consummate the Subsequent Purchase.

                  (b) At each of the Closings, the Company shall deliver to each Purchaser a certificate or certificates representing the shares of Series D Preferred Stock and the Warrants purchased by such Purchaser, registered in the name of such Purchaser or its nominee. Delivery of such certificates of shares of Series D Preferred Stock and Warrants to a Purchaser shall be made against receipt at each of the Closings by the Company from such Purchaser of the purchase price therefor, which shall be paid by wire transfer to an account designated at least one business day prior to each of the Closings by the Company. The Purchasers shall notify the Company as to the names and amounts to be included on the certificates to be issued two business days prior to each of the Closings.

         1.3. Conditions to the Initial Closing. (a) The obligations of the Company and the Purchasers to consummate the transactions contemplated hereby at the Initial Closing are subject to the satisfaction of the following conditions: no temporary restraining order, preliminary or permanent injunction or other order or decree which prevents the consummation of the transactions contemplated hereby shall have been issued and remain in effect, and no statutes, rule or regulation shall have been enacted by any governmental authority (of the United States or otherwise) which prevents the consummation of the transactions contemplated hereby; provided, however, that the parties shall use their reasonable best efforts to cause any such decree, ruling, injunction or other order to be vacated or lifted.

                  (b) The obligations of the Purchasers to consummate the transactions contemplated hereby at the Initial Closing is subject to the satisfaction or waiver, on or prior to the date of the Initial Closing, of the following conditions:

                             (i)    the representations and warranties of the
Company set forth in Section 2 of this Agreement shall be true and correct in all material respects as of the date when made and (unless made as of a specified date) as of the date of the Initial Closing; any and all documents or other materials provided to the Purchasers for review by the Company shall, in the sole judgment and discretion of the Purchasers, not contain any material misstatements or fail to contain any material fact; and the Company shall have performed in all material respects its covenants set forth in this Agreement to be performed prior to the date of the Initial Closing and shall not have taken any action which (if any shares of Series D Preferred Stock were outstanding) would violate any provision of the Certificate of Incorporation (including the Certificate of Designation) or this Agreement or the Ancillary Documents, as the case may be (and at the Initial Closing the Company shall deliver to the Purchasers an officer's certificate certifying as to the Company's compliance with the conditions set forth in this clause (i));

                             (ii)   The Company and the Pequot Entities shall
have entered into the Registration Rights Agreement in the form of Exhibit C hereto (the "Registration Rights Agreement" and, together with all other contracts, agreements, schedules, certificates and other documents (including, but not limited to, the Certificate of Designation, the Consulting
Agreement and the Warrants) being delivered pursuant to or in connection with this Agreement by any party hereto at or prior to the Initial Closing, the "Ancillary Documents").

                             (iii)  The Company shall have delivered to the
Pequot Entities long-form certificates of good standing from the jurisdictions set forth on Schedule 1.3(b) with respect to the Company and the Subsidiary dated as of a date no earlier than ten days prior to the Initial Closing.

                             (iv)   The Amended and Restated Certificate of
Incorporation of the Company, as amended, shall have been amended and supplemented by a Certificate of Designation substantially in the form of Exhibit D hereto setting forth the rights and preferences of the Series D Preferred Stock (the "Certificate of Designation"), and the Certificate of Designation shall have been filed with, and approved by, the Secretary of
State of the State of Delaware  (the Amended and  Restated   Certificate  of
Incorporation, as amended, including such Certificate of Designation, the "Certificate of Incorporation");

                             (v)    The Common Stock to be issued upon
conversion of the Series D Preferred Stock and the exercise of the Warrants shall have been approved for quotation on the Nasdaq Small Cap Market ("NASDAQ"), subject to official notice of issuance;

                             (vi)   The Company shall have delivered to the
Pequot Entities a certificate duly executed by its Secretary, satisfactory in form and substance to the Pequot Entities, certifying (i) a copy of its organizational documents including the Certificate of Incorporation and the by-laws of the Company (the "By-Laws"), (ii) resolutions authorizing the transaction and (iii) incumbency matters.

                             (vii)  The Pequot Entities shall receive from
Hutchins, Wheeler & Dittmar, counsel for the Company, an opinion addressed to the Pequot Entities, dated as of the Initial Closing, satisfactory in form and substance to the Pequot Entities, which shall be in the form of Exhibit E attached hereto (the "Opinion").

                             (viii) Pursuant to the terms of the Certificate of
Designation, in the event that the Pequot Entities shall designate a person to serve on the Board of Directors of the Company (the "Board")
(who, if such person is not an employee of Dawson Samberg Capital Management, Inc. ("DSCM"), the investment manager for each of the Pequot Entities, shall be reasonably acceptable to the Company), such designee shall have been elected to the Board effective, without any further action, as of the date of the Initial Closing.

                             (ix)   The Certificate of Incorporation of the
Company shall reflect that the size of the Board shall be fixed at 6 members (not including the Initial Designee) with a maximum of 13 directors.

                             (x)    The Company shall have obtained, with
financially sound and reputable insurers, directors' and officers' liability insurance in an amount not less than $3,000,000 or a binder with respect to such insurance in form satisfactory to the Pequot Entities.

                             (xi)   The Company shall have entered into a
consulting agreement with James McNiel ("Consulting Agreement"), in the form of Exhibit F attached hereto.

                             (xii)  Without limiting the generality of
Section 1.3(b)(i), in the sole judgment and discretion of the Purchasers, no Material Adverse Effect shall have occurred since the date hereof nor shall any event or events have occurred since the date hereof which could reasonably be expected to have a Material Adverse Effect nor shall a Material Adverse Change have occurred (x) in the facts and information regarding the Business, the Company and the Subsidiary, (y) in the assets of the Business, the Company and the Subsidiary and (z) in the Company's ability to operate in accordance with the financial projections set forth in
Schedule 2.6.

         1.4. Additional Issuances, Purchase Price Adjustment. (a) In addition to and without limitation of all other indemnities in this Agreement, in the event that at any time on or after the Initial Closing or the Subsequent Closing, as the case may be, the representation and warranty set forth in the last sentence of Section 2.3 is determined not to have been true when made, the Company shall issue to the Pequot Entities (on a pro rata basis based on the number of shares of Series D Preferred Stock purchased hereunder by each entity), at no cost to the Pequot Entities, and as an adjustment to the Purchase Price paid by the Pequot Entities for the Series D Preferred Stock and Warrants, an additional amount of Series D Preferred Stock such that, if such issuance of additional Series D Preferred Stock were made at the Initial Closing or the Subsequent Closing, as the case may be, such representation and warranty would have been true and accurate in all respects when made.

                  (b) If at the time of any required Purchase Price adjustment pursuant to Section 1.4(a) all shares of Series D Preferred Stock have been mandatorily converted into shares of Common Stock pursuant to Section 6(a) of the Company's Certificate of Designation, the Company shall promptly issue to the Pequot Entities (on a pro rata basis based on the number of shares of Series D Preferred Stock purchased hereunder by each entity), at no cost to the Pequot Entities and as an adjustment to the Purchase Price paid by the Pequot Entities for the Series D Preferred Stock and Warrants, an additional amount and kind of Common Stock equal to the amount and kind of Common Stock (such amount, the "Additional Common Stock Amount") issuable upon the conversion (based on the conversion price in effect at the time the last shares of Series D Preferred Stock were converted into shares of Common Stock) of the amount of Series D Preferred Stock which would have been issued with respect to such Purchase Price adjustment pursuant to Section 1.4(a) if such Purchase Price adjustment had been made immediately prior to the time the last shares of Series D Preferred Stock were converted into shares of Common Stock.

                  (c) Any additional shares of Series D Preferred Stock and Common Stock issued to the Pequot Entities pursuant to this Section 1.4 shall be treated as if they were issued on the date hereof or on the date of the Subsequent Closing, as the case may be, and shall reflect or be accompanied by any dividends or other distributions which would have accrued or have been payable with respect to, and the application of any antidilution, ratable treatment or similar provisions (as set forth in the Company's Certificate of Incorporation, applicable law or otherwise) which would have been applicable to, such shares of Series D Preferred Stock and Common Stock had they been issued on the date hereof or on the date of the Subsequent Closing, as the case may be.

                  (d) In connection with (i) any issuance of Series D Preferred Stock pursuant to Section 1.4(a) (with respect to any such issuance, the amount of Series D Preferred Stock so issued referred to as the "Additional Preferred Stock Amount"), the Company shall promptly issue to the Pequot Entities (on a pro rata basis based on the number of shares of Series D Preferred Stock purchased hereunder by each entity), at no cost to the Pequot Entities and as an adjustment to the Purchase Price paid by the Pequot Entities for the Series D Preferred Stock and the Warrants, an additional number of Warrants having the right to purchase an amount of Common Stock equal to one-third of the Common Stock issuable upon conversion of the Additional Preferred Stock Amount and (ii) any issuance of Common Stock pursuant to Section 1.4(b), the Company shall promptly issue to the Pequot Entities (on a pro rata basis based on the number of shares of Series D Preferred Stock purchased hereunder by each entity), at no cost to the Pequot Entities and as an adjustment to the Purchase Price paid by the Pequot Entities for the Series D Preferred Stock and the Warrants, an additional number of Warrants having the right to purchase an amount of Common Stock equal to one-third of the Additional Common Stock Amount in respect of such issuance.

                  (e) In connection with any issuance of Series D Preferred Stock and/or Warrants pursuant to this Section 1.4, the Company shall reserve a sufficient number of shares of (i) Common Stock for issuance to the Pequot Entities upon exercise of the Warrants so issued and (ii) Common Stock for issuance to the Pequot Entities upon the conversion of the shares of Series D Preferred Stock so issued. Any shares of Series D Preferred Stock or Common Stock issued to the Pequot Entities pursuant to this Section 1.4 shall, when issued, be validly issued and fully paid and nonassessable with no personal liability attaching to the ownership thereof and free and clear of all Encumbrances.

         1.5. Purchase Price Allocation. Subject to any adjustments to the Purchase Price provided for herein, the Purchase Price shall be allocated between the Series D Preferred Stock and the Warrants as set forth in Exhibit G.

         1.6. Conditions to the Subsequent Closing. The obligations of the Pequot Entities to consummate the Subsequent Closing shall be subject to the satisfaction (or waiver), on or prior to the date of the Subsequent Closing, of the following conditions

                  (a) The representations and warranties of the Company set forth in Section 2 of this Agreement shall be true and correct in all material respects as of the date when made and (unless made as of a specified date) as of the date of the Subsequent Closing; any and all documents or other materials provided to the Purchasers for review by the Company shall, in the sole judgment and discretion of the Company, not contain any material misstatement or fail to contain any material fact; and the Company shall have performed in all material respects its covenants set forth in this Agreement to be performed prior to the date of the Subsequent Closing and shall not have taken any action which (if any shares of Series D Preferred Stock were outstanding) would violate any provision of the Certificate of Incorporation (including the Certificate of Designation), this Agreement or the Ancillary Documents, as the case may be (and, at the Subsequent Closing, the Company shall deliver to the Pequot Entities an officer's certificate certifying as to the Company's compliance with the conditions set forth in this clause (a));

                  (b)        The Initial Closing shall have occurred;

                  (c) The Company shall have delivered to the Pequot Entities long-form certificates of good standing from the jurisdictions set forth on
Schedule 1.3(b) with respect to the Company and the Subsidiary dated as of a date no earlier than ten days prior to the Subsequent Closing;

                  (d) SiteMinder 3.0 shall have attained an acceptable level of quality and satisfaction, as determined by the Pequot Entities in their sole discretion ("Customer Satisfaction");

                  (e) The Common Stock to be issued upon conversion of the Series D Preferred Stock and the exercise of the Warrant shall continue to be approved for quotation on the NASDAQ, subject to official notice of issuance;

                  (f) The Company shall have delivered to the Pequot Entities a certificate executed by its Secretary, in form and substance satisfactory to the Pequot Entities, dated as of the Subsequent Closing certifying (i) a copy of its organizational documents including the Certificate of Incorporation and the By-Laws, (ii) resolutions authorizing the transaction and (iii) incumbency matters;

                  (g) No Material Adverse Effect shall have occurred since the Initial Closing nor shall any event or events have occurred since the Initial Closing which could reasonably be expected to have a Material Adverse Effect nor shall a Material Adverse Change have occurred (x) in the facts and information regarding the Business, the Company and the Subsidiary, (y) in the assets of the Business, the Company and the Subsidiary and (z) in the Company's ability to operate in accordance with the financial projections set forth in Schedule 2.6; and

                  (h) The Pequot Entities shall have received the Opinion, dated as of the date of the Subsequent Closing.

         SECTION 2.          Representations and Warranties of the Company.
 The Company hereby represents and warrants to the Purchasers as follows:

         2.1. Organization and Good Standing; Power and Authority; Qualifications. Each of the Company and its subsidiary, Encotone, Inc. (the "Subsidiary") (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and (ii) has all requisite power and authority to own, lease and operate its properties and to carry on its business as presently conducted and as proposed to be conducted. The Company has all requisite power and authority to enter into and carry out the transactions contemplated by this Agreement and the Ancillary Documents to which it is a party. Each of the Company and the Subsidiary is qualified to transact business as a foreign corporation in, and is in good standing under the laws of, those jurisdictions listed on Schedule 2.1 under its name, which jurisdictions constitute all of the jurisdictions wherein the character of the property owned or leased or the nature of the activities conducted by it makes such qualification necessary and where failure to so qualify would individually or in the aggregate have a material adverse effect on the properties, business, prospects, operations, earnings, assets, liabilities or the condition (financial or otherwise) of the Company and its Subsidiary taken as a whole (a "Material Adverse Effect").

         2.2. Authorization of the Documents. The execution, delivery and performance by the Company of this Agreement and each of the Ancillary Documents to which it is a party has been duly authorized by all requisite corporate action on the part of the Company (and do not or will not require the approval or consent of the stockholders of the Company), and each of this Agreement and the Ancillary Documents constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except to the extent that enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally.

         2.3. Capitalization. The authorized capitalization of the Company immediately following the Initial Purchase will consist of (a) 5,000,000 shares of Preferred Stock, par value $.01 per share, of which (i) 5,000,000 shares have been designated Series D Preferred Stock and (ii) 1,666,667 shares of Series D Preferred Stock are issued and outstanding and all such outstanding shares are validly issued, fully paid and nonassessable and free and clear of all Encumbrances, other than Encumbrances, if any, arising as a result of actions taken by the Purchasers; and (b) 25,000,000 shares of Common Stock of which 9,204,946 shares are issued and outstanding and all such outstanding shares are validly issued, fully paid and nonassessable and free and clear of all Encumbrances. No class of capital stock of the Company is entitled to preemptive rights. Except as listed on Schedule 2.3 hereto, there are no outstanding options, warrants, subscription rights, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any class of capital stock of the Company, or Contracts, by which the Company or the Subsidiary is or may become bound to issue additional shares of its capital stock or options, warrants or other rights to purchase or acquire any shares of its capital stock. Except as set forth in Schedule 2.3 hereto, since December 31, 1996, the Company has not declared or paid any dividend or made any other distribution of cash, stock or other property to its stockholders. Except as contemplated by this Agreement or the Ancillary Documents or except for the right to vote its shares of Common Stock for the election of directors, no person has the right to nominate or elect one or more directors of the Company. The shares of Common Stock issuable upon conversion of the Series D Preferred Stock and exercise of the Warrants issued to Pequot Entities on the dates of the Initial Closing and the Subsequent Closing under this Agreement represent, in the aggregate, 20.79% and 34.43% of the outstanding Common Stock of the Company on the date of the Initial Closing and the Subsequent Closing, respectively, and the voting power of such issued shares represent, in the aggregate, 20.79% and 34.43% of the total number of votes able to be cast on any matter by all voting securities of the Company (other than any matter to be voted on by the holders of shares of Series D Preferred Stock as a separate class) on the date of the Initial Closing and the Subsequent Closing, respectively (treating for purposes of these calculations (i) all outstanding warrants, options, agreements, securities (including notes and debt securities) or other commitments convertible, exercisable or exchangeable into shares of capital stock or other equity securities of the Company or pursuant to which the equity securities of the Company ("Common Stock Equivalents") outstanding on the date hereof (including the Warrants) as having been converted, exchanged or exercised, (ii) any shares of Common Stock or Common Stock Equivalents issuable pursuant to any Contract entered into by the Company on or prior to the date hereof, or any preemptive right granted by the Company on or prior to the date hereof, in each case, as having been issued on the date hereof and (iii) all shares of Common Stock issuable under the Company's management option pool as having been issued on the date hereof).

         2.4. Authorization and Issuance of Capital Stock. The authorization, issuance, sale and delivery of the Series D Preferred Stock and the Warrants pursuant to this Agreement and the authorization, reservation, issuance, sale and delivery of the shares of Series D Preferred Stock, the Warrants, the Conversion Shares and the Warrant Shares have been duly authorized by all requisite corporate action on the part of the Company, and when issued, sold and delivered in accordance with this Agreement and/or any Ancillary Document, the Series D Preferred Stock, the Warrants, the Conversion Shares and the Warrant Shares will be validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof, free and clear of any Encumbrances, other than Encumbrances, if any, arising as a result of actions taken by the Purchasers. The terms, designations, powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of any series of Preferred Stock of the Company are as stated in the Certificate of Incorporation. No stockholder approval is required to consummate the transaction contemplated hereunder and under the Ancillary Documents. The Board has unanimously approved the transactions contemplated hereby for the purposes of Section 203 of the General Corporation Law of the State of Delaware pursuant to Section 203(a)(1) thereof. The Company has reserved a sufficient number of shares of (i) Common Stock for issuance upon conversion or exercise of the Series D Preferred Stock and the Warrants, respectively, (ii) Common Stock for the issuance of dividends on the Series D Preferred Stock pursuant to the Certificate of Designation, and (iii) Common Stock for issuance upon conversion or exercise of all other Common Stock Equivalents outstanding on the date hereof. The shares of Common Stock issuable upon the conversion of the Series D Preferred Stock issued or issuable to the Purchasers hereunder or under any Ancillary Document shall be referred to collectively as the "Conversion Shares."

         2.5. SEC Reports. The Company has filed all proxy statements, reports and other documents required to be filed by it with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and after January 1, 1994; and the Company has furnished the Purchasers true and complete copies of all annual reports, quarterly reports, proxy statements and other reports under the Exchange Act filed by the Company from and after such date, each as filed with the Commission (collectively, the "SEC Reports"). Each SEC Report was in compliance in all material respects with the requirements of its respective report form and did not on the date of filing contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and as of the date hereof there is no fact or facts not disclosed in the SEC Reports which relate specifically to the Company and which individually or in the aggregate may have a Material Adverse Effect.

         2.6. Financial Statements. The financial statements (including any related schedules and/or notes) included in the SEC Reports have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied (except as indicated in the notes thereto) throughout the periods involved and fairly present in all material respects the consolidated financial condition, results of operations and changes in stockholders' equity of the Company as of the respective dates thereof and for the respective periods then ended (in each case subject, as to interim statements, to changes resulting from year-end adjustments, none of which were material in amount or effect). Except as set forth in Schedule 2.6, the Company has no liabilities or obligations (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known, whether due or to become due and regardless of when asserted), except (i) liabilities and obligations in the respective amounts reflected in or reserved against in the Company's balance sheet or the footnotes thereto as of December 31, 1996 included in the SEC Reports or (ii) liabilities and obligations incurred after December 31, 1996 in the ordinary course of business consistent (in amount and kind) with past practice (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, claim or lawsuit) and that do not exceed $25,000 in the aggregate. Since December 31, 1996, the Company has operated its business only in the ordinary course and there has not been individually or in the aggregate any change that would have a Material Adverse Effect (a "Material Adverse Change") other than changes disclosed in the SEC Reports or otherwise set forth in
Schedule 2.6 hereto. The financial forecasts furnished by the Company to the Purchasers, a copy of which is attached hereto as Schedule 2.6, have been reasonably prepared in good faith and reflect the best currently available estimates and judgment of the Company's management as to the expected future financial performance of the Business based on the assumptions set forth in Schedule 2.6.

         2.7. Absence of Material Changes. Except as set forth on Schedule 2.7 and except as otherwise expressly contemplated by this Agreement, since December 31, 1996, the Business has been conducted in the ordinary course, consistent with past practice and there has not been (a) any Material Adverse Change, nor has any event or change occurred which could reasonably result in a Material Adverse Change, in the condition (financial or otherwise), results of operations, business, assets, liabilities or prospects of the Business, the Company or the Subsidiary or any event or condition which could reasonably be expected to have such a Material Adverse Effect, (b) any waiver or cancellation of any valuable right of the Business, the Company or the Subsidiary, or the cancellation of any material debt or claim held by the Business, the Company or the Subsidiary, (c) any payment, discharge or satisfaction of any claim, liability or obligation of the Business, the Company or the Subsidiary other than in the ordinary course of business, (d) any Encumbrance upon the assets of the Business, the Company or the Subsidiary other than any Permitted
Encumbrance,   (e)  any  declaration  or  payment  of  dividends  on,  or  other distribution with respect to, or any direct or indirect redemption or acquisition of, any securities of the Company or the Subsidiary, (f) any issuance of any stock, bonds or other securities of the Company or the Subsidiary, (g) any sale, assignment or transfer of any tangible or intangible assets of the Business, the Company or the Subsidiary except in the ordinary course of business, (h) any loan by the Company or the Subsidiary to any officer, director, employee, consultant or shareholder of the Company or the Subsidiary (other than advances to such persons in the ordinary course of business in connection with travel and travel related expenses), (i) any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the assets, property, condition (financial or otherwise), results of operations or prospects of the Business, the Company or the Subsidiary, (j) any increase, direct or indirect, in the compensation paid or payable to any officer or director of the Company or the Subsidiary or, other than in the ordinary course of business, to any other employee, consultant or agent of the Company or the Subsidiary, (k) any change in the accounting methods, practices or policies of the Business, the Company or the Subsidiary,
(l) any indebtedness incurred for borrowed money by the Business, the Company or the Subsidiary other than in the ordinary course of business, (m) any amendment to or termination of any material agreement to which the Business, the Company or the Subsidiary is a party other than the expiration of any such agreement in accordance with its terms, (n) any change in the laws or regulations governing the Business, the Company or the Subsidiary, (o) any Material Adverse Change in the manner of business or operations of the Business, the Company or the Subsidiary (including, without limitation, any accelerations or deferral of the payment of accounts payable or other current liabilities or deferral of the collection of accounts or notes receivable), (p) any capital expenditures or commitments therefor by the Business, the Company or the Subsidiary that aggregate in excess of $25,000, (q) any amendment of the certificate of incorporation, by-laws or other organizational documents of the Company or the Subsidiary, (r) any transaction entered into by the Company other than in the ordinary course of business or any other material transactions entered into by the Business, the Company or the Subsidiary whether or not in the ordinary course of business or (s) any agreement or commitment (contingent or otherwise) by the Business, the Company or the Subsidiary to do any of the foregoing. For purposes of this Agreement, "Permitted Encumbrances" shall mean (1) those consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of such property or irregularities in title thereto that, individually and in the aggregate, do not materially impair the use of such property, (ii) warehousemen's, mechanics', carriers', landlords', repairmen's or other similar Encumbrances arising in the ordinary course of business and securing obligations not yet due and payable and
(iii) other Encumbrances which arise in the ordinary course of business and which individually and in the aggregate do not materially impair its use of such property or its ability to obtain financing by using such asset as collateral or would otherwise individually or in the aggregate have a Material Adverse Effect.

         2.8. No Conflict. The execution and delivery by the Company of the Agreement and the Ancillary Documents to which it is a party and the consummation by the Company of the transactions contemplated hereby and thereby and its compliance with the provisions hereof and thereof (including, without limitation, the issuance, sale and delivery by the Company of the Series D Preferred Stock, the Warrants, the Warrant Shares and the Conversion Shares) will not (a) violate any provision of any domestic (federal, state or local) or foreign law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body applicable to it, or any of its properties or assets, (b) conflict with, or result in any violation or breach of, or constitute (with due notice or lapse of time, or both) a default or loss of a benefit under, or cause or permit the acceleration under, the terms, conditions or provisions of any Contract to which it is a party or its properties or assets is subject, except for defaults which would not individually or in the aggregate, have a Material Adverse Effect, (c) result in the creation or imposition of any Encumbrance upon any of its properties or assets, except for Permitted Encumbrances or (d) violate its organizational documents.

         2.9. Agreements. (a) Except as set forth on Schedule 2.9, neither the Company nor the Subsidiary is a party to, and the Business is not bound or subject to, any indenture, mortgage, guaranty, lease, license or other contract, agreement or understanding, written or oral (a "Contract"), other than any Contract that (i) pursuant to its terms, has expired, been terminated or fully performed by the parties, and in each case, under which neither the Company, the Subsidiary nor the Business have any liability, contingent or otherwise, or (ii) involves monthly payments to or from the Company, the Subsidiary or the Business (as opposed to an indemnity agreement or similar contract under which a party is not required to make fixed monthly payments) which monthly payments do not aggregate on an annual basis to $25,000 or more, and in each case, is not material to the business, condition (financial or otherwise), operations or prospects of the Business, the Company or the Subsidiary.

                  (b) Each of such Contracts is, as of the date hereof, and will continue after the Closing to be, as to the Company or the Subsidiary, as the case may be, legal, valid, binding and in full force and effect and enforceable in accordance with its terms. There is no breach, violation or default by the Company or the Subsidiary (or, to the knowledge of the Company, any other party) under any such Contract and no event (including, without limitation, the consummation of the transactions contemplated by this agreement) which, with notice or lapse of time or both, would (A) constitute a breach, violation or default by the Company or the Subsidiary (or, to the best knowledge of the Company, any other party) under any such Contract or (B) give rise to any lien or right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration against the Company or the Subsidiary under any such Contract. Except as set forth on
Schedule 2.9, neither the Company or the Subsidiary nor, to the knowledge of the Company, any other party to any of such Contracts (i) is in arrears in respect of the performance or satisfaction of the terms and conditions on its part to be performed or satisfied under any of such Contracts or (ii) has granted or has been granted any waiver or indulgence under any of such Contracts or has repudiated any provision thereof.

         2.10. Intellectual Property Rights. (a) Except as disclosed on Schedule
2.10 hereto, (i) the Company owns or has the right to use pursuant to license, sub-license, agreement or permission all of its Intellectual Property, except where the absence of any thereof would not individually or in the aggregate have a Material Adverse Effect; (ii) the Company has, to its knowledge, not interfered with, infringed upon or misappropriated any Intellectual Property rights of third parties, except for interferences, infringements and misappropriations which would not individually or in the aggregate have a Material Adverse Effect, and the Company has not received any claim, demand or notice alleging any such interference, infringement or misappropriation (including any claim that it must license or refrain from using any Intellectual Property rights of any third party). To the Company's knowledge, no third party has interfered with, infringed upon or misappropriated any Intellectual Property rights of the Company, except for interferences, infringements and misappropriations which would not individually or in the aggregate have a Material Adverse Effect.

                  (b) Except as set forth on Schedule 2.10(b), neither the Business, the Company nor the Subsidiary is obligated to pay any amount, whether as royalty, license fee or other payment, to any person in order to make, use, or sell any Intellectual Property.

                  (c) Except as set forth on Schedule 2.10(c), the operation of the Business, the Company and the Subsidiary as presently operated does not need to use or rely upon any Intellectual Property rights of third parties.

                  (d) Schedule 2.10(d) sets forth a list of all Software used in the operation of the Business, the Company and the Subsidiary (in connection with servicing the customer) as currently conducted or currently proposed to be conducted.

                  (e) Schedule 2.10(e) lists and identifies all Third Party Software used in connection with servicing clients. Except as set forth on
Schedule 2.10(e), the Company and the Subsidiary has the right to use all Third Party Software, including all Intellectual Property Rights associated therewith, pursuant to license, sublicense or contract. All royalties due under said licenses have been paid and there exists no default by the Business, the Company or the Subsidiary or by any other party under the terms of said licenses, and no event has occurred which, upon the passage of time or the giving of notice, or both, would result in any default by the Business, the Company or the Subsidiary or by any other party to the license or prevent the Company from exercising and obtaining the benefits of any options contained therein. The Company is not aware of any circumstance pursuant to which it is, or could be, unable to use, or have access to, such Third Party Software, or that its ability to use, or have access to, such Third Party Software would be materially limited (including any oral or written claim made by a third party to the Company or its counsel threatening to stop or restrict use of access by the Company to such Third Party Software).

                  (f) As used in this Agreement "Intellectual Property" means all intellectual property owned, leased, licensed, and used by the Company or the Subsidiary, including, without limitation, (i) all world wide inventions and discoveries (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (ii) all trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations, renewals and derivatives in connection therewith, (iii) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, (iv) all mask works and all applications, registrations and renewals in connection therewith, (v) all know-how, trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, addresses, phone numbers, pricing and cost information, and business and marketing plans and proposals), (vi) all Software,
(vii) all other proprietary rights of any type of description (regardless of whether the same have been formally registered), (viii) all copies and tangible embodiments thereof (in whatever form or medium) and (ix) all licenses and agreements in connection with the foregoing.

                  (g) As used in this Agreement, "Software" means any and all versions, releases, and predecessors of the software and computer programs of the Company, including all such software and computer programs in machine readable source code forms and in machine executable object code forms and all related specifications (including, without limitation, all logic architectures, algorithms and logic flows and all physical, financial, operating and design parameters), any data used by or related to Software, work in progress relating to corrections, modifications or enhancements, operating systems and procedures (including development methodology), designs, design revisions, related applications, work benches, software in any language, concepts, ideas, processes, techniques, software designs and test tools, third party software interfaces written by them and all methods of implementation and packaging, together with all associated know-how and show-how.

                  (h) As used in this Agreement, "Third Party Software" means software or computer programs used in the operation of the Business (specifically, in connection with servicing clients) as presently conducted or currently anticipated to be conducted and that are not owned by the Company.

         2.11. Equity Investments; Subsidiaries. Except for the Subsidiary or as set forth on Schedule 2. 1 1, the Company has never had, nor does it presently have, any subsidiaries, nor has it owned, nor does it presently own, whether directly or indirectly owned, any capital stock or other proprietary interest, directly or indirectly, in any corporation, association, trust, partnership, joint venture or other entity. All of the outstanding shares of capital stock of each class of the Subsidiary (a) are owned beneficially and of record by the Company free and clear of any liens, charges and Encumbrances, (b) constitute 50% of such Subsidiary's outstanding shares and (c) have been validly issued, are fully paid and non-assessable.

         2.12. Title to Assets and Properties, Insurance. (a) Each of the Company and the Subsidiary has good and marketable title, or a valid leasehold interest in or contractual right to use, all of its assets and properties, free and clear of any mortgages, judgments, claims, liens, security interests, pledges, escrows, charges or other encumbrances of any kind or character whatsoever ("Encumbrances") except in each case for Permitted Encumbrances and such defects in title and such other liens and Encumbrances which do not individually or in the aggregate materially detract from the value to the Company of the properties and assets of the Company and the Subsidiary taken as a whole.

                  (b) The Company and the Subsidiary maintain insurance in such amounts (to the extent available in the public market), including self-insurance, retainage and deductible arrangements, and of such a character as is reasonable for companies engaged in the same or similar business (including, but not limited to, insurance against liability from customer losses as a result of the Company's products). Schedule 2.12(b) sets forth a list of all insurance coverage carried by the Business and/or the Company and/or the Subsidiary, the carrier and terms and amount of coverage.

         2.13. Employee Benefit Plans. (a) Schedule 2.13 hereto contains a true and complete list of (i) each plan, program, policy, payroll practice, contract, agreement or other arrangement, or commitment therefore, providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits of any kind, whether formal or informal, funded or unfunded, written or oral, and whether or not legally binding, which is now or previously has been sponsored, maintained, contributed to or required to be contributed to by the Company or pursuant to which the Company or the Subsidiary have any liability, contingent or otherwise, including, but not limited to, any "employee benefit plan" within the meaning of
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (each, a "Benefit Plan"); and (ii) each management, employment, bonus, option, equity (or equity related), severance, consulting, non compete, confidentiality or similar agreement or contract (each, an "Employee Agreement"), pursuant to which the Company or the

Subsidiary have any liability, contingent or otherwise, between the Company or the Subsidiary and any current, former or retired employee, officer, consultant, independent contractor, agent or director of the Company or the Subsidiary (an "Employee"). Except as identified on Schedule 2.13, neither the Company nor the Subsidiary currently sponsor, maintain, contribute to, nor is it required to contribute to, nor has the Company or the Subsidiary ever sponsored, maintained, contributed to or been required to contribute to, or incurred any liability to,
(i) any "defined benefit plan" (as defined in ERISA Section 3(35)); (ii) any "multiemployer plan" (as defined in ERISA Section 3(37)) or (iii) any Benefit Plan which provides, or has any liability to provide, life insurance, medical, severance or other employee welfare benefits to any Employee upon his or her retirement or termination of employment, except as required by Section 4980B of the Internal Revenue Code of 1986, as amended (the "Code").

                  (b) Neither the Company nor the Subsidiary has ever been (i) a member of a "controlled group of corporations," under "common control" or an "affiliated service group" within the meaning of Sections 414(b), (c) or (m) of the Code, (ii) required to be aggregated under Section 414(o) of the Code, or
(ii) under "common control," within the meaning of Section 4001(a)(14) of ERISA, or any regulations promulgated or proposed under any of the foregoing Sections, in each case with any other entity.

                  (c) The Company has previously provided to the Purchasers current, accurate and complete copies of all documents embodying or relating to each Benefit Plan and each Employee Agreement, including all amendments thereto, trust or funding agreements relating thereto (if any), the two most recent annual reports (Series 5500 and related schedules) required under ERISA (if any), the most recent determination letter (if any) received from the Internal Revenue Service, the most recent summary plan description (with all material modifications) (if any), and all material communications to any Employee or Employees relating to any Benefit Plan or Employee Agreement.

                  (d) Each Benefit Plan has been established and maintained in accordance with its terms and in compliance with all applicable, laws, statutes, orders, rules and regulations, including but not limited to ERISA and the Code; and each Benefit Plan intended to qualify under Section 401 of the Code is, and since its inception has been, so qualified.

                  (e) The execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) (i) constitute an event under any Benefit Plan or Employee Agreement that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligations to fund benefits with respect to any Employee or (ii) result in a bonus or payment to any officer or director of the Company.

         2.14.    Labor Relations, Employees.   Schedule 2.14 hereto lists all
employees of the Company and the Subsidiary with total cash compensation in excess of $75,000. Except as set forth on Schedule 2.14 hereto, (i) neither the Company nor the Subsidiary is delinquent in payments to any of its employees, for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by the date hereof or amounts required to be reimbursed by them to the date hereof,
(ii) each of the Company and the Subsidiary is in compliance with all applicable federal, state and local laws, rules and regulations respecting employment, employment practices, labor, terms and conditions of employment and wages and hours, (iii) neither the Company nor the Subsidiary is bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company or the Subsidiary, (iv) there is no labor strike, dispute, slowdown or stoppage actually pending, or, to the knowledge of the Company, threatened against or involving the Company or the Subsidiary, (v) to the knowledge of the Company, no salaried key employee has any plans to terminate his or her employment with the Company or the Subsidiary. Each of the officers of the Company and the Subsidiary, each key employee and each other employee of the Company and the Subsidiary who has or had access to confidential information of the Business has executed a confidentiality agreement, and such agreements are in full force and effect.

         2.15. Litigation, Orders. Except as set forth on Schedule 2.15, there is no civil, criminal or administrative action, suit, claim, notice, hearing, inquiry, proceeding or investigation at law or in equity by or before any court, arbitrator or similar panel, governmental instrumentality or other agency now pending or, to the knowledge of the Company, threatened against the Business, the Company or the Subsidiary or the assets (including the Intellectual Property) of the Business, the Company or the Subsidiary. Except as set forth in
Schedule 2.15, neither the Business, the Company nor the Subsidiary is subject to any order, writ, injunction or decree of any court of any federal, state, municipal or other domestic or foreign governmental department, commission, board, bureau, agency or instrumentality.

         2.16. Compliance with Laws, Permits. (a) Except as provided in Schedule 2.16, the Business, the Company and the Subsidiary are in compliance, and have been conducted in compliance with, all federal, state, local and foreign laws, rules, ordinances, codes, consents, authorizations, registrations, regulations, decrees, directives, judgments and orders (including Environmental Laws) applicable to it except where the failure to comply would not individually or in the aggregate have a Material Adverse Effect. Each of the Company and the Subsidiary has all federal, state, local and foreign governmental licenses, permits, qualifications and authorizations ("Permits") necessary in the conduct of the Business as currently conducted. All such Permits are in full force and effect, and no violations have been recorded in respect of any such Permits; no proceeding is pending or, to the best knowledge of the Company, threatened to revoke or limit any such Permit; and no such Permit will be suspended, cancelled or adversely modified as a result of the execution and delivery of this Agreement or the Ancillary Documents and the consummation of the transactions contemplated hereby or thereby, except where failure to have such Permit would not individually or in the aggregate have a Material Adverse Effect. Schedule 2.16 sets forth a list of all such Permits and the expiration dates thereof

                  (b) For  purposes  of  this  Agreement,  "Environmental  Laws"
means, without limitation, (i) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.ss. 9601, et seq.; the Emergency Planning and Community Rights-to-Know Act of 1986, 42 U.S.C. ss.ss. 11001, et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss. 6901, et seq.; the Toxic Substances Control Act, 15 U.S.C. ss.ss. 2601, et seq.; the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. ss.ss. 136, et seq.; the Clean Air Act 42 U.S.C. ss.ss. 7401, et seq.; the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. ss.ss. 1251, et seq.; the Safe Drinking Water Act, 42 U.S.C. ss.ss. 300f, et seq.; the Occupational Safety and Health Act, 29 U.S.C. ss.ss. 641, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. ss.ss. 1801, et seq.; as any of the above statutes have been or may be amended from time to time, all rules and regulations promulgated pursuant to any of the above statutes, and any other foreign, federal, state or local law, statute, ordinance, rule or regulation governing environmental matters, as the same have been or may be amended from time to time, including any common law cause of action providing any right or remedy with respect to environmental matters, and all applicable judicial and administrative decisions, orders, and decrees relating to environmental matters and (ii) and all indemnity agreements and other contractual obligations, as in effect at such date, relating to the protection of the environment, including the air, surface and subsurface soils, surface waters, groundwaters and natural resources, and occupational health and safety and exposure of persons to hazardous materials.

         2.17. Offering Exemption. Assuming the accuracy of the representations and warranties contained in Section 3 hereof, the offer and sale of the Series D Preferred Stock and the Warrants as contemplated hereby and the issuance and delivery of the Warrant Shares to the Pequot Entities upon exercise of the Warrants and the issuance and delivery of the Conversion Shares to the Purchasers upon the conversion of the Series D Preferred Stock are each exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), and under applicable state securities and "blue sky" laws, as currently in effect.

         2.18. Disclosure. Neither this Agreement nor any certificate, instrument or written statement furnished or made to the Purchasers by or on behalf of the Company in connection with this Agreement or the Ancillary Documents contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact which the Company has not disclosed to the Purchasers or their counsel in writing and of which the Company is aware which materially and adversely affects or which could reasonably be expected to materially and adversely affect the Business or the business, financial condition, operations, property, affairs or prospects of the Company or the Subsidiary or the ability of the Company to perform its obligations under the Agreement or any of the Ancillary Documents.

         2.19. Taxes. The Company and the Subsidiary have filed or caused to be filed all income tax returns which are required to be filed and have paid or caused to be paid all Taxes that have become due, except Taxes the validity or amount of which is being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside. "Taxes," for purposes of this Agreement, means any taxes, assessments, duties, fees, levies, imposts, deductions, withholdings, including, without limitation, income, gross receipts, ad valorem, value added, excise, real or personal property, asset, sales, use, license, payroll, transaction, capital, net worth and franchise taxes, estimated taxes, withholding, employment, social security, workers compensation, utility, severance, production, unemployment compensation, occupation, premium, windfall profits, transfer and gains taxes, or other governmental charges of any nature whatsoever imposed by any government or taxing authority of any country or political subdivision of any country and any liabilities with respect thereto, including any penalties, additions to tax, fines or interest thereon, and includes any liability of the Company and the Subsidiary arising under any tax sharing agreement to which it is or has been a party.

         2.20. Consents. Except as set forth on Schedule 2.20, no permit, authorization, consent or approval of or by, or any notification of or filing with, any person (governmental or private) is required by the Company in connection with the execution, delivery and performance of this Agreement and the Ancillary Documents to which it is a party, the consummation by the Company of the transactions contemplated hereby or thereby, or the issuance, sale or delivery of the Series D Preferred Stock, the Warrants, the Warrant -Shares or the Conversion Shares (other than such notifications or filings required under applicable federal or state securities laws, if any, which shall be made on a timely basis).

         2.21. Brokers. Except as listed on Schedule 2.21, neither the Company nor any of its officers, directors, employees or stockholders has employed any broker or finder in connection with the transactions contemplated by this Agreement or the Ancillary Documents nor will the execution of, and performance of the transactions contemplated in, this Agreement or the Ancillary Documents result in a payment to any broker or finder (including, but not limited to, any employee or director of the Company).

         2.22. Suppliers and Customers. The Company does not have any knowledge of any termination, cancellation or threatened termination or cancellation or limitation of, or any material modification or change in, or expressed material dissatisfaction with the business relationship between the Business, the Company or the Subsidiary and any supplier or vendor or customer or client of the Business, the Company or the Subsidiary, in each case, of materials or services in an amount in excess of $10,000 per year.

         2.23. Use of Proceeds. The Company shall use the proceeds arising from the transactions contemplated hereby for continued product development growth of its sales organization, working capital, acquisition of technology assets as appropriate and other general corporate purposes approved by the Board.

         SECTION 3.          Representations and Warranties of the Purchasers.
Each of the Purchasers represents and warrants to the Company as of the date hereof as follows:

                  (a) Such Purchaser is acquiring the Series D Preferred Stock, and the Warrants, for its own account, for investment and not with a view to the distribution thereof within the meaning of the Securities Act.

                  (b) Such Purchaser understands that (i) the Series D Preferred Stock and the Warrants, have not been, and that the Warrant Shares and Conversion Shares will not be, registered under the Securities Act or any state securities laws, by reason of their issuance by the Company in a transaction exempt from the registration requirements thereof and (ii) the Series D Preferred Stock, Warrants, Warrant Shares and the Conversion Shares may not be sold unless such disposition is registered under the Securities Act and applicable state securities laws or is exempt from registration thereunder.

                  (c) Such Purchaser further understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to such Purchaser) under the Securities Act depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

                  (d) Such Purchaser has not employed any broker or finder in connection with the transactions contemplated by this Agreement.

                  (e) Such Purchaser is an "Accredited Investor" (as defined in Rule 501(a) under the Securities Act).

                  (f) Such Purchaser is duly organized and validly existing under the laws of the state of its organization and has all power and authority to enter into and consummate the transactions contemplated by the Agreement and the Ancillary Documents. This Agreement and each of the Ancillary Documents to which such Purchaser is a party has been duly authorized by all necessary action on the part of such Purchaser. This Agreement and each of the Ancillary Documents to which such Purchaser is a party constitutes a valid and binding agreement of such Purchaser enforceable against such Purchaser in accordance with its terms except to the extent that enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally.

                  (g) The execution, delivery and performance by such Purchaser of this Agreement and each of the Ancillary Documents to which it is a party and the consummation by such Purchaser of the transactions contemplated hereby and thereby will not (a) violate any provision of law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body applicable to it, or any of its properties or assets or (b) violate its organizational documents (if any).

                  (h) No permit, authorization consent or approval of or by, or any notification of or filing (including any filing under the Hart-Scott Rodino Antitrust improvements Act of 1976, as amended) with, any person (governmental or private) is required in connection with the execution, delivery and performance by such Purchaser of the Agreement and the Ancillary Documents to which it is a party, or the consummation by such Purchaser of the transactions contemplated thereby.

         SECTION 4.          Certain Covenants.

         4.1. Access to Records. The Company shall afford the Purchasers and their employees, counsel and other authorized representatives full access, during normal business hours, upon reasonable advance notice, with due regard to its ongoing operations, to the assets, properties, plants, offices, warehouses and other facilities, Contracts and books and records of the Business and of the Company and the Subsidiary, and to the outside auditors of the Company and their work papers relating thereto, in each case, as the Purchasers may from time to time reasonably request. The parties hereto agree that no investigation by the Purchasers or their representatives shall affect or limit the scope of the representations and warranties of the Company contained herein or in any Ancillary Document delivered pursuant hereto or limit liability for breach of any such representation or warranty.

         4.2. Financial Reports. So long as the Purchasers hold a seat on the Board of Directors or are entitled to have a Non-voting Observer at the meetings of the Board, the Company agrees to furnish to the Purchasers the following:

                  (a) Within 15 days after the end of each fiscal month, internal summary financial and operating statements for such month, prepared by management for the Chief Executive Officer of the Company and, if prepared, a letter or memorandum discussing the summary financial information for such period and setting forth a comparison by reasonable categories of such financial information to the applicable budget and the comparable figures for the prior year and a reasonable explanation of any differences (a "Management Letter").

                  (b) Within 45 days after the end of each of the first three quarterly fiscal periods, (i) unaudited balance sheets and an income statement as of the end of such period, together with statements of retained earnings and cash flow for such period ("Quarterly Financials") and a Management Letter, (ii) a statement certified by the Chief Financial Officer of the Company, certifying that the financial position and results of operations of the Company for such period as reflected in the Quarterly Financials are presented fairly and have been prepared in accordance with GAAP (subject to normal year-end adjustments and the absence of footnotes) consistently applied and (iii) an officer's certificate stating that the Company is not in default under any of its material agreements or, if any such default exists, specifying the nature and period of existence thereof and what actions the Company has taken and proposes to take with respect thereto; provided, however, that delivery pursuant to this clause
(b) of a copy of the

Quarterly Financials on Form 10-Q of the Company for such quarterly period filed with the Commission shall be deemed to satisfy the requirements of this clause
(b).

                  (c) Within 90 days after the end of each fiscal year, commencing with the first fiscal year ending after the Closing, (i) audited balance sheets and an income statement as of the end of such fiscal year, together with statements of retained earnings and cash flow for such fiscal year, all in reasonable detail and certified by a recognized "Big Six" national firm of independent accountants selected by the Board, as presenting fairly the financial position and results of operations of the Company and as having been prepared in accordance with GAAP consistently applied, including their opinion thereon which is unqualified with respect to the scope of such firm's examination and the Company's status as a going concern, (ii) the accounting firm's management letter, plus (iii) an officer's certificate stating that the Company is not in default under any of its material agreements or, if such default by the Company or the Subsidiary exists, a certificate specifying the nature and period of existence thereof and what actions the Company has taken and proposes to take with respect thereto; provided, however, that delivery pursuant to clause (c) of a copy of the Annual Report on Form 10-K of the Company for such fiscal year filed with the Commission shall be deemed to satisfy the requirements of this clause (c).

                  (d) At least 30 days but not more than 90 days prior to the beginning of each fiscal year, an annual operating plan and budget prepared on a monthly basis for the Company for such fiscal year (displaying anticipated statements of income and cash flows and balance sheets), and promptly upon preparation thereof any other significant budgets prepared by the Company and any revisions of such annual or other budgets, and within 30 days after any monthly period in which there is a material adverse deviation from the annual budget, an officer's certificate explaining the deviation and what actions the Company has taken and proposes to take with respect thereto.

                  (e) Promptly (but in any event within five business days) after the discovery or receipt of notice of any default under any material agreement to which the Company and/or the Subsidiary is a party, which default could have a Material Adverse Effect on the Company or the Subsidiary or any other Material Adverse Event or circumstance affecting the Company or the Subsidiary (including, without limitation, the filing of any material litigation against the Company or the Subsidiary or the existence of any dispute with any person which involves a reasonable likelihood of such litigation being commenced), an officer's certificate specifying the nature and period of existence thereof and what actions the Company has taken and proposes to take with respect thereto.

                  (f) Promptly  (but in any event within  three  business  days)
after transmission thereof, copies of all financial statements, proxy statements, reports and any other general written communications which the Company sends to its stockholders and copies of all registration statements and all regular, special or periodic reports which it files, or any of its officers or directors file with respect to the Company, with the Commission or with any securities exchange on which any of its securities are then listed, and copies of all press releases and other statements made available generally by the Company to the public concerning material developments in the Company's businesses.

                  (g) With reasonable promptness, such other information and financial data concerning the Company and/or its subsidiaries as any of the Purchasers may reasonably request.

                  (h) If for any period the Company shall have any subsidiary or subsidiaries whose accounts are consolidated with those of the Company, then, in respect of such period, the financial statements and information delivered pursuant to the foregoing Sections 4.2(a), 4.2(b) and 4.2(c) shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

                  (i) In all cases, the Company shall provide to the Purchasers all information which it provides or has an obligation to provide to any other stockholder of the Company in such person's capacity as a stockholder, pursuant to any agreement with such stockholder or otherwise and any other information that the Purchasers may reasonably request.

         4.3. Affirmative Covenants. (a) The books of account and other financial and corporate records of the Company and the Subsidiary shall be maintained in accordance with good business and accounting practices and the financial condition of the Company and the Subsidiary shall be accurately reflected in the financial statements referred to in Section 4.2.

                  (b) The Company shall, and shall cause the Subsidiary to, maintain in full force and effect its corporate existence, rights, governmental approvals and franchises and all licenses and other rights to use patents, processes, trademarks, trade names or copyrights owned or possessed by it and deemed by it to be material to the conduct of its business. The Company shall, and shall cause the Subsidiary to, use its commercially reasonable efforts to preserve its favorable business relationships with the clients, lenders, suppliers, customers, licensors and licensees and others having business dealings with the Business and to preserve the goodwill and ongoing operations of the Business.

                  (c) The Company shall, and shall cause the Subsidiary to, comply with all applicable laws, rules regulations and orders.

                  (d) The Company shall, and shall cause the Subsidiary to, keep their properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all reasonably needful and proper, or legally required, repairs, renewals, replacements, additions and improvements thereto. The Company shall, and shall cause the Subsidiary to, comply at all times with each provision of all leases to which any of them is a party or under which any of them occupies, or has possession, of, property.

                  (e) The Company shall, and shall cause the Subsidiary to, keep its assets which are of an insurable character, if any, insured by financially sound and reputable insurers against loss or damage by fire, extended coverage and other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated.

                  (f) The Company shall, and shall cause the Subsidiary to, use its best efforts to obtain all federal, state, local and foreign governmental licenses, permits and qualifications material to and necessary in the conduct of its business as proposed to be conducted.

                  (g) The Company shall, and shall cause the Subsidiary to, use its best efforts to cause all Intellectual Property, including, but not limited to, technological developments, inventions, discoveries or improvements made by its employees to be fully documented in engineering or other notebooks in accordance with the prevailing industrial professional standards, and, where possible and appropriate, file and prosecute United States and foreign patent applications relating to and protecting such developments. In addition, the Company shall, and shall cause the Subsidiary to, use its commercially reasonable efforts to cause all Intellectual Property, including, but not limited to, all technological developments, inventions, discoveries or improvements made by any of its employees or any employees of its subsidiaries to be owned by it and, where possible and appropriate, obtain reasonable legal protections for the its benefit with respect to such property.

                  (h) The Company shall, and shall cause the Subsidiary to, comply with all material obligations which it incurs pursuant to any contract or agreement, whether oral or written, express or implied, as such obligations become due, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books with respect thereto.

         4.4. Insurance. The Company shall maintain after the Closings directors' and officers' liability insurance and shall increase such insurance to $5,000,000 no later than April 1, 1998. The Company and the Board will evaluate the appropriateness of obtaining "key man" life insurance to be owned by the Company and with the Company named as the payee of all benefits thereunder.

         4.5. Merger, etc. The Company will not merge with or into or consolidate with, or sell all or substantially all of its assets to, any other person unless (a) the surviving entity shall have assumed in writing all of the obligations of the Company under this Agreement and the Ancillary Documents, and
(b) immediately after the consummation of such merger or consolidation the surviving entity would not be in violation of any of the provisions applicable to the Company contained in this Agreement and the Ancillary Documents.

         4.6. Transactions with Affiliates. The Company will not, and will not permit the Subsidiary to, engage in any transaction or group of related transactions (including, without limitation, the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any affiliate (other than the Company), except in the ordinary course and pursuant to the reasonable requirements of the Company's or the Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a person not an affiliate.

         4.7. Notice of Breach. As promptly as practicable, and in any event not later than five business days after senior management of the Company becomes aware thereof, the Company shall provide the Purchasers with written notice of any breach by the Company of any provision of this Agreement, including, without limitation, this Section 4, specifying the nature of such breach and any actions proposed to be taken by the Company to cure such breach.

         4.8. Matters Related to Directors, Non-Voting Observers. (a) In the event that the Pequot Entities as holders of Series D Preferred Stock, pursuant to Article 3 of the Certificate of Designation, elect a person to initially serve on the Board (an "Initial Designee") and that person is not an employee of DSCM, then the Pequot Entities shall also be entitled to designate a non-voting observer other than a voting member of the Board to attend and participate in (but not to vote at) all meetings of the Board and any committee of the Board (the "Non-voting Observer") The Non-voting Observer shall have the same access and limitations to information concerning the business and operations of the Company as directors of the Company, and shall be entitled to participate in discussions and consult with the Board without voting. The Initial Designee shall be James McNiel.

         (b) In addition to any requirements specified in the By-Laws, the Company shall notify the Pequot Entities, any members of the Board designated by the Pequot Entities (including the Initial Designee) pursuant to the Certificate of Designation (the "Pequot Entities' Designees") or the Non-voting Observer, as the case may be, by telecopy, of (a) every meeting (or action by written consent) of the Board and (b) every meeting (or action by written consent) of the board of directors of the Subsidiary and of any committee of the Board or the Subsidiary, to the extent, in the case of this clause (b), that Pequot Entities' Designees are on the board of directors of the Subsidiary or are on such committee of the Board of the Company or the Subsidiary, at least three days in advance of such meeting (or distribution of written consents), or, if such notice under the circumstances is not practicable, as soon before the meeting (or distribution) as is practicable.

         (c) The Company shall, upon request therefor, promptly reimburse the Pequot Entities' Designees and the Non-voting Observer, as the case may be, for all reasonable expenses incurred by them in connection with their attendance at meetings of the Board or of committees of the Board and any other activities undertaken by them in their capacity as directors of the Company or the Subsidiary or observer, as applicable. The foregoing shall be in addition to, and not in lieu of (or in duplication of), any indemnification or reimbursement obligations of the

Company under the Certificate of Incorporation or By-Laws or by law. The Non-voting Observer shall be entitled to indemnification from the Company to the maximum extent permitted by law as though he or she were a director of the Company.

         (d) Without the approval of the Board that includes the affirmative vote of the Pequot Entities' Designees, (i) the Company shall not amend, supplement, modify or repeal any provision of the Certificate of Incorporation or By-Laws or take any other action, including, without limitation, the adoption of a shareholders' rights plan or similar plan, which would adversely affect the rights or benefits of the Purchasers under any of this Agreement or the Ancillary Documents, including, without limitation, the conversion rights of the holders of the Series D Preferred Stock or the exercise rights of the Warrants hereunder and (ii) the Company shall not, and shall not permit the Subsidiary to, sell assets of the Company or the Subsidiary in excess of an aggregate of $250,000.

         4.9. Rights of First Offer. Prior to seeking financing from any third party consisting of an issuance of Equity Securities (the "Proposed Securities") by the Company on or after the Initial Closing (but excluding the Subsequent Purchase and the Schedule 2.3 Transaction), the Company shall notify the Pequot Entities of a description in reasonable detail of the Proposed Securities, the amount proposed to be issued and the consideration the Company desires to receive therefor (the "Notice"), which Notice shall constitute an offer to the Pequot Entities to purchase a portion (a "Maintenance Amount") of such Proposed Securities on a pari passu basis in order to maintain the Pequot Entities' percentage level of ownership of the total Common Stock outstanding as such term is used in the last sentence of Section 2.3. The Pequot Entities shall have 15 days after receipt of the Notice (unless the Pequot Entities earlier indicates that it has no interest in purchasing the Proposed Securities), to decide whether or not to acquire the Maintenance Amount, after which (if the Pequot Entities have not agreed to purchase the above-mentioned Maintenance Amount on the terms set forth in the Notice or such other terms as are mutually acceptable to the Company and the Pequot Entities) the Company shall be permitted to seek and obtain a third-party purchaser to acquire the entire amount of the Proposed Securities, provided that the closing of such acquisition by such third party purchaser occurs within 90 days from the date of the Notice and provided that the acquisition of the Proposed Securities by such third-party purchaser is on terms no more favorable to such third-party purchaser than those terms set forth in the Notice. No equity securities shall be issued by the Company to any person unless the Company has first offered such portion of the equity securities to the Pequot Entities in accordance with this Section 4.9, except with respect to a primary public offering of at least a price per share equal to 200% of the amount designated as the Purchase Price Per Share on Exhibit B-I with gross proceeds to the Company of at least $15 million.

         4.10. Subsidiary Stock. The Company shall not, without the prior written consent of the holders of a majority of the shares of Series D Preferred Stock, (a) create, designate, or authorize the issuance of, any series of stock of the Subsidiary or (b) spin off the assets or the shares of the common stock of the Subsidiary.

         4.11. Limitation on Convertible Securities. For so long as any Series D Preferred Stock is outstanding, the Company will not issue (a) any convertible debt securities or (b) any convertible equity securities ranking pari passu or senior to the Series D Preferred Stock with respect to dividends or as to distribution of assets upon liquidation, dissolution or winding up without the prior written consent of the holders of a majority of the shares of Series D Preferred Stock then outstanding.

         4.12. Payment of Taxes and Other Charges. The Company will pay or discharge, and will cause the Subsidiary to pay or discharge, before the same shall become delinquent, (a) all Taxes, assessments and other governmental charges or levies imposed upon it or any of its properties or income (including, without limitation, such as may arise under Section 4062, 4063 or 4064 of ERISA or any similar provision of law) and (b) all claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons which, in the case of either clause (a) or clause (b), if unpaid, might result in the creation of a material lien upon any of its properties, provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith pursuant to appropriate proceedings.

         4.13. Dividends. Without the approval of the Board, which approval includes the affirmative vote of the Pequot Entities' Designees, the Company will not declare or pay any dividend or make any other distribution of cash, stock or property to its shareholders.

         4.14. Investments. The Company will not, and will not permit the Subsidiary to, make, directly or indirectly, any advance, loan (including guarantees), or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such person of any capital stock, bonds, notes, debentures or other securities issued or owned by any other person and all other items that would be classified as investments on a balance sheet prepared in accordance with generally accepted accounting principles (an "Investment") unless (i) such an Investment is in the ordinary course of business or (ii) the Investment is approved by the Board, which approval includes the affirmative vote of the Pequot Entities' Designees.

         4.15. Changes in Capital Stock. Between the date hereof and the Subsequent Closing, the Company will not change the amount of its authorized capital stock, or subdivide or otherwise change any shares of any class of its capital stock, whether by way of reclassification, stock split or otherwise, or issue any additional shares of capital stock other than Excluded Securities (as defined in the Certificate of Designation) and as set forth in Schedule 4.15 hereto and will not grant any options, warrants or other rights to purchase or acquire shares of the Company's capital stock.

         4.16. Schedule 2.3 Transaction. The Company shall perform its obligations under the Schedule 2.3 Transaction, when and if necessary, as set forth in Schedule 2.3.

         SECTION 5. Transfer Taxes. The Company agrees that it will pay, and will hold each Purchaser harmless from any and all liability with respect to any stamp or similar Taxes which may be determined to be payable in connection with the execution and delivery and performance of this Agreement, and that it will similarly pay and hold each Purchaser harmless from all Taxes in respect of the issuance of the Series D Preferred Stock, the Warrants, the Warrant Shares and the Conversion Shares to such Purchaser.

         SECTION 6. Survival of Representations, Warranties, Agreements and Covenants, etc. All representations and warranties in this Agreement and in the Ancillary Documents shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of any Purchaser. All agreements contained herein shall survive the Closing until, by their respective terms, they are no longer operative.

         SECTION 7. Expenses. (a) Except as set forth in Section 7(b), the Company and each Purchaser shall pay all the costs and expenses incurred by it or on its behalf in connection with this Agreement and the consummation of the transactions contemplated hereby.

                  (b) Within ten days from the receipt of a billing statement from the Pequot Entities, the Company shall pay and shall reimburse the Pequot Entities for all of their reasonable documented out-of-pocket costs and expenses incurred in connection with this transaction (including, without limitation, the fees and expenses of counsel retained by the Pequot Entities in connection with the negotiation and preparation of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby; provided, however, in no event shall the liability of the Company under this
Section 7(b) in the aggregate exceed $50,000. The Company shall pay, and hold the Pequot Entities harmless against liability for the payment of, (i) the Pequot Entities' reasonable documented out-of-pocket costs and expenses (including, without limitation, all fees and expenses of Fried, Frank, Harris, Shriver & Jacobson as special counsel of the Pequot Entities) arising in connection with the preparation, negotiation and execution of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby, (ii) the reasonable fees and expenses incurred by the Pequot Entities with respect to any amendments or waivers (whether or not the same become effective) under or in respect of this Agreement and the Ancillary Documents, (iii) stamp and other Taxes which may be payable in respect of the execution and delivery of this Agreement or the issuance, delivery or acquisition of any shares of Series D Preferred Stock, the Warrants, the Warrant Shares or Conversion Shares and (iv) the reasonable fees and expenses incurred with respect to the enforcement of the rights granted under this Agreement and the Ancillary Documents.

         SECTION 8.          Indemnification.

         8.1.     General Indemnification.  The Company shall indemnify,
defend and hold each Purchaser, its affiliates, their respective officers, directors, partners, employees, attorneys, agents, representatives, successors and assigns (each a "Purchaser Entity") harmless from and against all Losses incurred or suffered by a Purchaser Entity (whether incurred or suffered directly or indirectly through ownership of capital stock of the Company) arising from the breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in any Ancillary Document. Each Purchaser, severally and not jointly, shall indemnify, defend and hold the Company, its affiliates, their respective officers, directors, employees, agents, representatives, successors and assigns harmless against all Losses arising from the breach of any of its representations, warranties, covenants or agreements in this Agreement or in any Ancillary Documents. Notwithstanding anything to the contrary in this Agreement, no indemnification payment by the Company pursuant to this Section 8 with respect to any Losses otherwise payable hereunder as a result of a breach of the representations and warranties of the Company (other than any Losses resulting from breaches of the representation and warranty in Section 2.3 which shall not be subject to the Deductible) shall be payable until the time as such Losses shall aggregate for all Purchaser Entities to more than $50,000 (the "Deductible"), at which point the Company shall be obligated to indemnify the Purchasers from and against all Losses relating back to the first dollar.

         8.2. Indemnification Principles. For purposes of this Section 8, (i) "Losses" shall mean each and all of the following items: claims, losses, (including, without limitation, losses of earnings) liabilities, obligations, payments, damages (actual, punitive or consequential), charges, judgments, fines, penalties, amounts paid in settlement, costs and expenses (including, without limitation, interest which may be imposed in connection therewith, costs and expenses of investigation, actions, suits, proceedings, demands, assessments and fees, expenses and disbursements of counsel, consultants and other experts); and (ii) each of the representations and warranties made by any party in this Agreement and in the Ancillary Documents (other than the representation and warranty made in subclause (a) of Section 2.8 and in Section 2.19 and 2.24 of this Agreement) shall be deemed to have been made without the inclusion of limitations or qualifications as to materiality, such as the words "Material Adverse Effect," "immaterial," "material" and "in all material respects" or words of similar import. Any payment (or deemed payment) by the Company to a Purchaser pursuant to this Section 8 shall be treated for federal income tax purposes as an adjustment to the price paid by such Purchaser for the Series D Preferred Stock and the Warrants pursuant to this Agreement.

         8.3. Claim Notice. A party seeking indemnification under this Section 8 shall, promptly upon becoming aware of the facts indicating that a claim for Indemnification may be warranted, give to the party from whom indemnification is being sought a claim notice relating to such Loss (a "Claim Notice"). Each Claim Notice shall specify the nature of the claim, the applicable provision(s) of this Agreement or other instrument under which the claim for indemnify arises, and, if possible, the amount or the estimated amount thereof. No failure or delay in giving a Claim Notice (so long as the same is given prior to expiration of the representation or warranty upon which the claim is based) and no failure to include any specific information relating to the claim (such as the amount or estimated amount thereof) or any reference to any provision of this Agreement or other instrument under which the claim arises shall affect the obligation of the party from whom indemnity is sought unless such failure materially and adversely prejudices the indemnifying party.

         SECTION 9.          Events of Default and Remedies.

         9.1. Events of Default. Each of the following shall constitute a "Event of Default" under this Agreement:

                  (a) Nonpayment of Dividends on the Series D Preferred Stock. If the Company fails to declare or pay the Common Stock dividends due on the Series D Preferred Stock, when and as the same becomes due and payable; or

                  (b) Nonpayment of Other Amounts. If the Company fails to pay any other amount due (including, without limitation, redemption payments and amounts due for expense reimbursement) under this Agreement or the Ancillary Documents in full, when and as the same becomes due and payable, and such failure shall be continuing for five (5) business days; or

                  (c) Voluntary  Bankruptcy and Insolvency  Proceedings.  If the
Company or the Subsidiary shall file a petition in bankruptcy or for reorganization or for an arrangement or any composition, readjustment liquidation, dissolution or similar relief pursuant to the Federal Bankruptcy Code of 1978, as amended, or under any similar present or future federal Law or the Law of any other jurisdiction or shall be adjudicated a bankrupt or become insolvent, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or the Subsidiary or for all or any substantial part of the Company's or the Subsidiary's property, or the Company or the Subsidiary shall make an assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take any corporate action, as the case may be, in furtherance of any of the foregoing; or

                  (d) Adjudication of Bankruptcy. If a petition or answer shall be filed proposing the adjudication of the Company or the Subsidiary as a bankrupt or its reorganization or arrangement, or any composition, readjustment, liquidation, dissolution or similar relief with respect to it pursuant to the Federal Bankruptcy Code of 1978, as amended, or under any similar present or future federal Law or the Law of any other jurisdiction applicable to the Company or the Subsidiary, and the Company or the Subsidiary shall consent to or acquiesce in the filing thereof, or such petition or answer shall not be discharged or denied within 60 days after the filing thereof, or

                  (e) Receivership or Sequestration. If a decree or order is entered by a court having jurisdiction (i) for the appointment of a receiver or custodian or liquidator or trustee or sequestrator or assignee (or similar official) in bankruptcy or insolvency of the Company or the Subsidiary or of all or a substantial part of its property, or for the winding-up or liquidation of its affairs, and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days, or (ii) for the sequestration or attachment of any property of the Company or the Subsidiary without its return to the possession of the Company or the Subsidiary or its release from such sequestration or attachment within 60 days thereafter; or

                  (f) Defaults Under Other Agreements. The Company or the Subsidiary shall (i) default in the payment or principal or interest on any indebtedness of $300,000 or more beyond the applicable period of grace, if any,
(ii) fail to observe or perform any covenant or agreement contained in any agreement(s) or instrument(s) relating to indebtedness of $300,000 or more in the aggregate within any applicable grace period, (iii) any other event shall occur, if the effect of such failure or other event is to accelerate, or to permit the holder of such indebtedness or any other person to accelerate, the maturity of $300,000 or more in the aggregate of such indebtedness; or (iv) $300,000 or more in the aggregate of any indebtedness shall be, or if as a result if such failure or other event may be, required to be prepaid (other than by regularly scheduled required prepayment) in whole or in part prior to its stated maturity;

                  (g) Covenants. The Company shall fail to observe or perform any covenant or agreement contained in this Agreement or the Ancillary
Documents, except for those covenants and agreements referred to in Section 8.1(a) or 8.1(b), and, if capable of being remedied, such failure shall remain unremedied for 30 days after the Company becomes aware of such failure;

                  (h) Misrepresentation. The representations and warranties of the Company set forth in this Agreement shall not have been true and correct in any material respect as of the date hereof and shall not be true and correct in any material respect as of the date of the Subsequent Closing with the same effect as though such representations and warranties had been made as of such date;

                  (i) Purchaser Designee. The failure of at least one designee of the Pequot Entities to be serving as a director of the Company, which situation continues for a period of five days or more, provided that such failure is not the result of the Pequot Entities failing to designate a designee, and provided further that it shall be an Event of Default if, during any period in which no Designee of the Pequot Entities is serving as a director of the Company, a meeting of the Board shall be called or held or action shall have been taken by written consent of the directors; or

                  (j) Judgments. A final judgment or Judgments entered by a court of competent jurisdiction for the payment of money aggregating in excess of $300,000 is or are outstanding against the Company or the Subsidiary and any one such judgment in excess of $300,000 has, or such Judgments aggregating in excess of $300,000 have, remained unpaid, unvacated, unbonded, or unstayed by appeal or otherwise for a period of 30 days from the date of entry.

         9.2. Remedy for Event of Default. In addition to the remedies set forth herein and in the Ancillary Documents, if any Event of Default shall have occurred and be continuing, the holders of a majority of the shares of Series D Preferred Stock, pursuant to the procedures set forth in the Certificate of Designation, shall be entitled to elect the smallest number of directors that shall constitute a majority of the authorized number of directors of the Board.

         9.3. Waiver. No course of dealing on the part of any holder, nor any delay or failure on the part of any holder to exercise any of its rights, shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers and remedies.

         SECTION 10. Other Remedies. (a) In addition to those remedies specifically set forth herein and in the Ancillary Documents, each Purchaser may proceed to protect and enforce its rights under this Agreement and the Ancillary Agreements either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement. No right or remedy conferred upon or reserved to the holders of Series D Preferred Stock under this Agreement or the Ancillary Documents is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or under the Ancillary Documents or now and hereafter existing under applicable law. Every right and remedy given by this Agreement or the Ancillary Documents or by applicable law to the holders of Series D Preferred Stock may be exercised from time to time and as often as may be deemed expedient by the holders.

                  (b) Any indemnification  payment by the Company to a Purchaser in connection with a breach of the representations, warranties and covenants of the Company shall include an additional amount such that such Purchaser suffers no loss as a result of any diminution in the book value of the stockholders' equity related to its investment in the Company as a result of such indemnification payment. Any payment by the Company to a Purchaser in connection with a breach of the representations, warranties and covenants of the company shall be treated for federal income tax purposes as an adjustment to the price paid by such Purchaser for the Series D Preferred Stock and the Warrants pursuant to this Agreement.

         SECTION 11. Further Assurances. At any time or from time to time after the Closing, the Company, on the one hand, and the Purchasers, on the other hand, agree to cooperate with each other, and at the request of the other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby relating to the Purchase and to otherwise carry out the intent of the parties hereunder.

         SECTION 12. Successors and Assigns. This Agreement shall bind and inure to the benefit of the Company and the Purchasers and the respective successors, permitted assigns, heirs and personal representatives of the Company and the Purchasers except that the Company may not assign its rights and obligations under this Agreement to any person without the prior written consent of the Purchasers. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for each of the Purchaser's benefit as a purchaser or holder of Series D Preferred Stock are also for the benefit of, and enforceable by, any subsequent holder of such Series D Preferred Stock and/or Conversion Shares.

         SECTION 13. Entire Agreement. This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto, including the Letter of Intent, as amended.

         SECTION 14. Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

                  (i)        if to the Company, to:

                             NeTegrity, Inc.
                             245 Winter Street
                             Waltham, MA 02154
                             Telecopy:
                             Attention:

                             with a copy to:

                             Hutchins, Wheeler & Dittmar
                             101 Federal Street
                             Boston, MA 02110
                             Telecopy:      (617) 951-1295
                             Attention:  Anthony J. Medaglia, Jr., Esq.

                  (ii) if to the Purchasers, to the address listed on Exhibit A.

                             with a copy to:

                             Fried, Frank, Harris, Shriver & Jacobson
                             One New York Plaza
                             New York, New York 10004
                             Telecopy:  (212) 859-8587
                             Attention:  Robert C. Schwenkel, Esq.

         All such notices, requests, consents and other communications shall be deemed to have been given when received.

         SECTION 15. Amendments. The terms and provisions of this Agreement may be modified or amended, or any of the provisions hereof waived, temporarily or permanently, pursuant to the written consent of the Company and holders of the majority of the Series D Preferred Stock outstanding. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar). No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

         SECTION 16. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         SECTION 17. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

         SECTION 18. Nouns and Pronouns. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice versa.

         SECTION 19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America, in each case located in the County of New York, for any action, proceeding or investigation in any court or before any governmental authority ("Litigation") arising out of or relating to this Agreement and the Ancillary Documents and the transactions contemplated hereby and thereby (and agrees not to commence any Litigation relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in this Agreement shall be effective service of process for any Litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York or the United States of America, in each case located in the County of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum.

         SECTION 20. Publicity. Each of the parties hereto agrees that it will make no public statement regarding the transactions contemplated hereby unless the language and timing of such
statement   has  been   approved  by  the  Company  and  the  Pequot   Entities.
Notwithstanding the foregoing, each of the parties hereto may, in documents required to be filed by it with the Commission or other regulatory bodies, make such statements with respect to the transactions contemplated hereby as each may be advised is legally necessary upon advice of its counsel; provided, however, that the party making such determination shall immediately notify the other party that it intends to make a public announcement and the parties hereto shall, in good faith, attempt to agree on any public announcements or publicity statements with respect thereto.

         SECTION 21. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid, but if any provision of this Agreement is held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not render invalid or unenforceable any other provision of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Series D Preferred Stock and Warrant Purchase Agreement as of the date first above written.

THE COMPANY:

NETEGRITY, INC.


By:______________________________________
     Name:
     Title:

PURCHASERS:

PEQUOT PRIVATE EQUITY FUND, L.P.


By:______________________________________
     Name:
     Title:

PEQUOT OFFSHORE PRIVATE EQUITY FUND,
INC.


By:______________________________________
     Name:
     Title:

                                                                EXHIBIT A





                                     WARRANT
                      To Purchase Shares of Common Stock of






                                 NETEGRITY, INC.
                                 Warrant No. __
                         No. of Shares of Common Stock:

                                TABLE OF CONTENTS
Section                                                                Page

1.   DEFINITIONS........................................................1

2.   EXERCISE OF WARRANT................................................5
     2.1.     Manner of Exercise........................................5
     2.2.     Payment of Taxes..........................................7
     2.3.     Fractional Shares.........................................7
     2.4.     Mandatory Exercise at the Company's Option................7

3.   TRANSFER, DIVISION AND COMBINATION.................................7
     3.1.     Transfer..................................................7
     3.2.     Division and Combination..................................7
     3.3.     Expenses..................................................8
     3.4.     Maintenance of Books......................................8

4.   ADJUSTMENTS........................................................8
     4.1.     Stock Dividends, Subdivisions and Combinations............8
     4.2.     Certain Other Distributions...............................9
     4.3.     Issuance of Additional Shares of Common Stock............10
     4.4.     Issuance of Warrants or Other Rights.....................10
     4.5.     Issuance of Convertible Securities.......................11
     4.6.     Superseding Adjustment...................................11
     4.7.     Other Provisions Applicable to Adjustments under this
              Section..................................................12
     4.8.     Reorganization, Reclassification, Merger, Consolidation
              or Disposition of Assets.................................15
     4.9.     Other Action Affecting Common Stock......................16
     4.10.    Certain Limitations......................................16

5.   NOTICES TO WARRANT HOLDERS........................................16
     5.1.     Notice of Adjustments; Change in Warrant Status..........16
     5.2.     Notice of Corporate Action...............................17

6.   RIGHTS OF HOLDERS.................................................18
     6.1      No Impairment............................................18

7.   RESERVATION AND AUTHORIZATION OF COMMON STOCK; REGISTRATION
     WITH OR APPROVAL OF ANY GOVERNMENTAL AUTHORITY....................19

8.   TAKING OF RECORD; STOCK AND WARRANT TRANSFER BOOKS................19

9.   RESTRICTIONS ON TRANSFERABILITY...................................19
     9.1.     Restrictive Legend.......................................20
     9.2.     Registration Rights......................................20

10.           LOSS OR MUTILATION.......................................20

11.           LIMITATION OF LIABILITY..................................20

12.           MISCELLANEOUS............................................20
     12.1.    Nonwaiver and Expenses...................................21
     12.2.    Notice Generally.........................................21
     12.3.    Remedies.................................................22
     12.4.    Successors and Assigns...................................22
     12.5.    Amendment................................................22
     12.6.    Severability.............................................22
     12.7.    Headings.................................................22
     12.8.    Governing Law............................................22



EXHIBITS

     EXHIBIT A
     EXHIBIT B

THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS.



No. of Shares of Common Stock:                                Warrant No.


                                     WARRANT

                      To Purchase Shares of Common Stock of

                                 NETEGRITY, INC.


         THIS IS TO CERTIFY THAT ___________________________, or registered assigns (the "Warrantholder"), is entitled, at any time prior to the Expiration Date (as hereinafter defined), to purchase from NeTegrity, Inc., a Delaware corporation (the "Company"), __________ shares of Common Stock (as hereinafter defined and subject to adjustment as provided herein), in whole or in part, at a purchase price of $2.00 per share, all on the terms and conditions and pursuant to the provisions hereinafter set forth.

1.       DEFINITIONS

         As used in this Warrant, the following terms have the respective meanings set forth below:

         "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company after the Initial Closing Date, other than Warrant Stock.

         "Adjustment Period" shall mean the period of five consecutive Trading Days preceding the date as of which the Fair Market Value of a security is to be determined.

         "Board of Directors" shall mean the board of directors of the Company.

         "Business Day" shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of New York.

         "Certificate of Designation" shall mean the Certificate of Designation establishing the Preferred Stock, dated as of the Initial Closing Date.

         "Commission" shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

         "Common Stock" shall mean (except where the context otherwise indicates) the Common Stock, $.01 par value, of the Company as constituted on the Initial Closing Date, and any capital stock into which such Common Stock may thereafter be changed, and shall also include (i) capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of Common Stock upon any reclassification thereof which is not preferred as to dividends or assets over any other class of stock of the Company and which is not subject to redemption and (ii) shares of common stock of any successor or acquiring corporation (as defined in Section 4.8) received by or distributed to the holders of Common Stock of the Company in the circumstances contemplated by
Section 4.8.

         "Convertible Securities" shall mean evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable or exercisable, with or without payment of additional consideration in cash or property, for Additional Shares of Common Stock, either immediately or upon the occurrence of a specified date or a specified event.

         "Current Market Price" when used with reference to shares of Common Stock or other securities on any date, shall mean the closing price per share of Common Stock or such other securities on such date and, when used with reference to shares of Common Stock or other securities for any period shall mean the average of the daily closing prices per share of Common Stock or such other securities for such period. The closing price for each day shall be the last quoted bid price in the over-the-counter market, as reported by the Nasdaq Small Cap Market (the "NASDAQ") or such other system then in use, or, if on any such date the Common Stock or such other securities are not quoted by any such organization, the closing bid price as furnished by a professional market maker making a market in the Common Stock or such other securities selected by the Board of Directors. If the Common Stock is listed or admitted to trading on a national securities exchange, the closing price shall be the closing bid price, regular way, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock or such other securities are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock or such other securities are listed or admitted to trading. If the Common Stock or such other securities are not publicly held or so listed or publicly traded, "Current Market Price" shall mean the Fair Market Value per share of Common Stock or of such other securities as determined in good faith by the Board of Directors based on an opinion of an independent investment banking firm acceptable to the Majority Holders, which opinion may be based on such assumptions as such firm shall deem to be necessary and appropriate.

         "Current Warrant Price" shall mean, in respect of a share of Common Stock at any date herein specified, the price at which a share of Common Stock may be purchased pursuant to this Warrant on such date or $2.00.

         "Excluded Securities" shall have the meaning set forth in the Certificate of Designation.

         "Expiration Date" shall mean January __, 2003.

         "Fair Market Value" shall mean, as to shares of Common Stock or any other class of capital stock or securities of the Company or any other issuer which are publicly traded, the average of the Current Market Prices of such shares of securities for each day of the Adjustment Period. The "Fair Market Value" of any security which is not publicly traded or of any other property shall mean the fair value thereof as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board of Directors or a committee thereof and acceptable to the Majority Holders.

         "Holder" shall mean the Person in whose name this Warrant is registered on the books of the Company maintained for such purpose. "Holders" shall mean, collectively, each Holder of a Warrant, in the event of any division of this Warrant.

         "Initial Closing Date" shall mean the date of the Initial Closing as such term is defined in the Purchase Agreement.

         "Majority Holders" shall mean the holders of Warrants exercisable for in excess of 50% of the aggregate number of shares of Warrant Stock then purchasable upon exercise of all Warrants.

         "Other Property" shall have the meaning set forth in Section 4.8.

         "Outstanding"shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all issued shares of Common Stock, except shares then owned or held by or for the account of the Company or any subsidiary thereof, and shall include all shares issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Common Stock. For the purposes of Sections 4.3, 4.4, 4.5, 4.6 and 4.7, Common Stock Outstanding shall include all shares of Common Stock issuable in respect of options or warrants to purchase, or securities convertible into, shares of Common Stock, the exercise or conversion price of which is less than the Current Market Price as of any date on which the number of shares of Common Stock Outstanding is to be determined.

         "Permitted Issuances" shall mean the issuance or reissuance of any shares of Common Stock (whether treasury shares or newly issued shares) pursuant to (i) a dividend or distribution on, or subdivision, combination or reclassification of, the outstanding shares of Common Stock requiring an adjustment in the conversion ratio pursuant to Section 4.1(a) or (ii) issuances of Excluded Securities.

         "Person" shall mean any individual, firm, corporation, partnership or other entity, and shall include any successor by merger or otherwise of such entity.

         "Preferred Stock" shall mean the Company's Series D Preferred Stock, par value $.01 per share.

         "Purchase Agreement" shall mean the Preferred Stock and Warrant Purchase Agreement, dated January 6, 1998, among the Company, Pequot Private Equity Fund, L.P.
and Pequot Offshore Private Equity Fund, Inc.

         "Registration Rights Agreement" shall mean the registration rights agreement, dated as of the Initial Closing Date, among the Company, Pequot Private Equity Fund, L.P. and Pequot Offshore Private Equity Fund, Inc.

         "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Trading Day" means a Business Day or, if the Common Stock is listed or admitted to trading on any national securities exchange, a day on which such exchange is open for the transaction of business.

         "Transfer" shall mean any disposition of any Warrant or Warrant Stock or of any interest in either thereof, which would constitute a sale thereof within the meaning of the Securities Act.

         "Warrant Price" shall mean an amount equal to (i) the number of shares of Common Stock being purchased upon exercise of this Warrant pursuant to
Section 2.1, multiplied by (ii) the Current Warrant Price as of the date of such exercise.

         "Warrant Stock" shall mean the shares of Common Stock purchased by the holders of the Warrants upon the exercise thereof.

2.       EXERCISE OF WARRANT

         2.1. Manner of Exercise.2.1.Manner of Exercise At any time or from time to time from and after the Initial Closing Date and until 5:00 P.M., New York time, on the Expiration Date, Holder may exercise this Warrant, on any Business Day, for all or any part of the number of shares of Common Stock purchasable hereunder.

         In order to exercise this Warrant, in whole or in part, Holder shall deliver to the Company at its principal office at 245 Winter Street, Waltham, MA 02154 (i) a written notice of Holder's election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased, (ii) payment of the Warrant Price and (iii) this Warrant. Such notice shall be substantially in the form appearing at the end of this Warrant as Exhibit A, duly executed by Holder. Upon receipt of the items specified in the second preceding sentence, the Company shall execute or cause to be executed and deliver or cause to be delivered to Holder a certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereinafter provided. The stock certificate or certificates so delivered shall be in such denomination or denominations as Holder shall request in the notice and shall be registered in the name of Holder or, subject to Section 9, such other name as shall be designated in the notice. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and Holder or any other Person so designated shall be deemed to have become a holder of record of such shares for all purposes, as of the date the notice, together with the Warrant Price and this Warrant, are received by the Company as described above. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Stock, deliver to Holder a new Warrant evidencing the right of Holder to purchase the unpurchased shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of Holder, appropriate notation may be made on this Warrant and the same returned to Holder.

         Payment of the Warrant Price shall be made at the option of Holder (i) by certified or official bank check or (ii) by the surrender of this Warrant to the Company, with a duly executed exercise notice marked to reflect "Net Issue Exercise," and, in either case, specifying the number of shares of Common Stock to be purchased, during normal business hours on any Business Day. Upon a Net Issue Exercise, Holder shall be entitled to receive shares of Common Stock equal to the value of this Warrant (or the portion thereof being exercised by Net Issue Exercise) by surrender of this Warrant to the Company together with notice of such election, in which event the Company shall issue to Holder a number of shares of the Company's Common Stock computed as of the date of surrender of this Warrant to the Company using the following formula:

                  X = Y (A-B)
                           A

Where  X =        the number of shares of Common Stock to be issued to Holder;

         Y = the number of shares of Common Stock otherwise purchasable under this Warrant (at the date of such calculation);

         A = the Current Market Price of one share of the Company's Common Stock (at the date of such calculation);

         B = the Current Warrant Price (as adjusted to the date of such calculation).

         2.2. Payment of Taxes.2.2.Payment of Taxes All shares of Common Stock issuable upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable and without any preemptive rights. The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issue or delivery thereof.

         2.3. Fractional Shares. The Company shall not be required to issue a fractional share of Common Stock upon exercise of this Warrant. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the Current Market Price per share of Common Stock on the date of exercise.

         2.4. Mandatory Exercise at the Company's Option. In the event that the closing bid price for the Common Stock on the NASDAQ (or any exchange on which the Common Stock is being traded) exceeds $6.00 (as adjusted for any stock dividends, stock splits, subdivisions, reclassifications or combinations occurring after the Initial Closing Date) for ten Trading Days in a period of 25 consecutive Trading Days at any time during the second quarter ending June 30, 1999, the Company may, by written notice to the Holders, require the Holders to exercise the Warrants in whole (but not in part).

3.       TRANSFER, DIVISION AND COMBINATION

         3.1. Transfer. Subject to compliance with Section 9, Transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company referred to in Section 2.1, together with a written assignment of this Warrant substantially in the form of Exhibit B hereto duly executed by Holder and funds sufficient to pay any transfer taxes payable upon the making of such Transfer. Upon such surrender and, if required, such payment, the Company shall, subject to Section 9, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be canceled. A Warrant, if properly assigned in compliance with Section 9, may be exercised by a new Holder for the purchase of shares of Common Stock without having a new Warrant issued.

         3.2. Division and Combination. Subject to Section 9, this Warrant may be divided into multiple Warrants or combined with other Warrants upon presentation hereof at the aforesaid office or agency of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by Holder. Subject to compliance with Section
3.1 and with Section 9, as to any Transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

         3.3. Expenses. The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this Section 3.

         3.4. Maintenance of Books. The Company agrees to maintain, at its aforesaid office, books for the registration and the registration of Transfer of the Warrants.

4.       ADJUSTMENTS

         The number of shares of Common Stock for which this Warrant is exercisable and/or the price at which such shares may be purchased upon exercise of this Warrant, shall be subject to adjustment from time to time as set forth in this Section 4. The Company shall give each Holder notice of any event described below which requires an adjustment pursuant to this Section 4 at the time of such event.

         4.1. Stock Dividends, Subdivisions and Combinations. In case the Company shall at any time or from time to time after the date hereof (A) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend, or any distribution, on the outstanding shares of Common Stock in Additional Shares of Common Stock, (B) subdivide the outstanding shares of Common Stock, (C) combine the outstanding shares of Common Stock into a smaller number of shares or (D) issue by reclassification of the shares of Common Stock any shares of capital stock of the Company, then (i) the number of shares of Common Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (ii) the Current Warrant Price per share shall be adjusted to equal
(A) the Current Warrant Price multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares for which this Warrant is exercisable immediately after such adjustment. An adjustment made pursuant to this Section
4.1 shall become effective (x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (y) in the case of such subdivision, reclassification or combination, at the close of business on the day upon which such corporate action becomes effective.

         4.2. Certain Other Distributions. If the Company shall at any time or from time to time after the date hereof declare, order, pay or make a dividend or other distribution of:

                  (a)      cash,

                  (b) any evidences of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever by way of dividend (other than cash, Convertible Securities or Additional Shares of Common Stock), or

                  (c) any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever (other than cash, Convertible Securities or Additional Shares of Common Stock),

then (i) the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted to equal the product of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such adjustment by a fraction (A) the numerator of which shall be the Current Market Price per share of Common Stock for the period of 20 Trading Days preceding such adjustment and (B) the denominator of which shall be such Current Market Price per share of Common Stock less the Fair Market Value per share of Common Stock of any such dividend or distribution and (ii) the Current Warrant Price shall be adjusted to equal (A) the Current Warrant Price multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares for which this Warrant is exercisable immediately after such adjustment. A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Company to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section 4.2 and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 4.1.

         4.3. Issuance of Additional Shares of Common Stock. If at any time the Company shall (except as hereinafter provided) issue or sell any Additional
Shares of Common Stock, other than Permitted Issuances, in exchange for consideration in an amount per Additional Share of Common Stock less than the Current Warrant Price at the time the Additional Shares of Common Stock are issued, then (i) the Current Warrant Price as to the number of shares for which this Warrant is exercisable prior to such adjustment shall be reduced to a price determined by dividing (A) an amount equal to the sum of (x) the number of shares of Common Stock Outstanding immediately prior to such issue or sale multiplied by the then existing Current Warrant Price, plus (y) the consideration, if any, received by the Company upon such issue or sale, by (B) the total number of shares of Common Stock Outstanding immediately after such issue or sale; and (ii) the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted to equal the product obtained by multiplying the Current Warrant Price in effect immediately prior to such issue or sale by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such issue or sale and dividing the product thereof by the Current Warrant Price resulting from the adjustment made pursuant to clause (i) above.

         4.4. Issuance of Warrants or Other Rights. If at any time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Company is the surviving corporation) issue or sell, any warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Warrants or other rights or upon conversion or exchange of such Convertible Securities shall be less than the Current Warrant Price in effect immediately prior to the time of such issue or sale, then the number of shares for which this Warrant is exercisable and the Current Warrant Price shall be adjusted as provided in Section 4.3 on the basis that the maximum number of Additional Shares of Common Stock issuable pursuant to all such warrants or other rights or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding and the Company shall have received all of the consideration payable therefor, if any, as of the date of the actual issuance of the number of shares for which this Warrant is exercisable and such warrants or other rights. No further adjustments of the Current Warrant Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such warrants or other rights or upon the actual issue of such Common Stock upon such conversion or exchange of such Convertible Securities. Notwithstanding the foregoing, no adjustment shall be required under this Section 4.4 solely by reason of the issuance of stock purchase rights under a stockholder rights plan of the Company, provided that the adjustments required by this Section 4.4 shall be made if any "flip-in" or "flip-over" event shall occur under such stockholder rights plan.

         4.5. Issuance of Convertible Securities. If at any time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Company is the surviving corporation) issue or sell, any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange shall be less than the Current Warrant Price in effect immediately prior to the time of such issue or sale, then the number of shares for which this Warrant is exercisable and the Current Warrant Price shall be adjusted as provided in Section 4.3 on the basis that the maximum number of Additional Shares of Common Stock necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding and the Company shall have received all of the consideration payable therefor, if any, as of the date of actual issuance of such Convertible Securities. No adjustment of the number of shares for which this Warrant is exercisable and the Current Warrant Price shall be made under this Section 4.5 upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights pursuant to Section 4.4. No further adjustments of the number of shares for which this Warrant is exercisable and the Current Warrant Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and, if any issue or sale of such Convertible Securities is made upon exercise of any warrant or other right to subscribe for or to purchase any such Convertible Securities for which adjustments of the number of shares for which this Warrant is exercisable and the Current Warrant Price have been or are to be made pursuant to other provisions of this Section 4, no further adjustments of the number of shares for which this Warrant is exercisable and the Current Warrant Price shall be made by reason of such issue or sale.

         4.6. Superseding Adjustment. If, at any time after any adjustment of the number of shares of Common Stock for which this Warrant is exercisable and the Current Warrant Price shall have been made pursuant to Section 4.4 or
Section 4.5 as the result of any issuance of warrants, rights or Convertible Securities,

                  (a) such warrants or rights, or the right of conversion or exchange in such other Convertible Securities, shall expire, and all or a portion of such warrants or rights, or the right of conversion or exchange with respect to all or a portion of such other Convertible Securities, as the case may be, shall not have been exercised, or

                  (b) the consideration per share for which shares of Common Stock are issuable pursuant to such warrants or rights, or the terms of such other Convertible Securities, shall be increased solely by virtue of provisions therein contained for an automatic increase in such consideration per share upon the occurrence of a specified date or event, then for each outstanding Warrant such previous adjustment shall be rescinded and annulled and the Additional Shares of Common Stock which were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation. Thereupon, a recomputation shall be made of the effect of such rights or options or other Convertible Securities on the basis of

                  (c) treating the number of Additional Shares of Common Stock or other property, if any, theretofore actually issued or issuable pursuant to the previous exercise of any such warrants or rights or any such right of conversion or exchange, as having been issued on the date or dates of any such exercise and for the consideration actually received and receivable therefor, and

                  (d) treating any such warrants or rights or any such other Convertible Securities which then remain outstanding as having been granted or issued immediately after the time of such increase of the consideration per share for which shares of Common Stock or other property are issuable under such warrants or rights or other Convertible Securities; whereupon a new adjustment of the number of shares of Common Stock for which this Warrant is exercisable and the Current Warrant Price shall be made, which new adjustment shall supersede the previous adjustment so rescinded and annulled.

         4.7. Other Provisions Applicable to Adjustments under this Section. The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock for which this Warrant is exercisable and the Current Warrant Price provided for in this Section 4:

                  (a) Computation of Consideration. To the extent that any Additional Shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities shall be issued for cash  consideration,  the  consideration  received  by the  Company therefor shall be the amount of the cash received by the Company therefor, or, if such Additional Shares of Common Stock or Convertible Securities are offered by the Company for subscription, the subscription price, or, if such Additional Shares of Common Stock or Convertible Securities are sold to underwriters or dealers for public offering without a subscription offering, the public offering price (in any such case subtracting any amounts paid or receivable for accrued interest or accrued dividends and without taking into account any compensation, discounts or expenses paid or incurred by the Company for and in the underwriting of, or otherwise in connection with, the issuance thereof). To the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the Fair Market Value of such consideration at the time of such issuance. In case any Additional Shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase such Additional Shares of Common Stock or Convertible Securities shall be issued in connection with any merger in which the Company issues any securities, the amount of consideration therefor shall be deemed to be the Fair Market Value of such portion of the assets and business of the nonsurviving corporation as such Board in good faith shall determine to be attributable to such Additional Shares of Common Stock, Convertible Securities, warrants or other rights, as the case may be. The consideration for any Additional Shares of Common Stock issuable pursuant to any warrants or other rights to subscribe for or purchase the same shall be the consideration received by the Company for issuing such warrants or other rights plus the additional consideration payable to the Company upon exercise of such warrants or other rights. The consideration for any Additional Shares of Common Stock issuable pursuant to the terms of any Convertible Securities shall be the consideration received by the Company for issuing warrants or other rights to subscribe for or purchase such Convertible Securities, plus the consideration paid or payable to the Company in respect of the subscription for or purchase of such Convertible Securities, plus the additional consideration, if any, payable to the Company upon the exercise of the right of conversion or exchange in such Convertible Securities. In case of the issuance at any time of any Additional Shares of Common Stock or Convertible Securities in payment or satisfaction of any dividends upon any class of stock other than Common Stock, the Company shall be deemed to have received for such Additional Shares of Common Stock or Convertible Securities a consideration equal to the amount of such dividend so paid or satisfied. If Additional Shares of Common Stock are sold as a unit with other securities or rights of value, the aggregate consideration received for such Additional Shares of Common Stock shall be deemed to be net of the Fair Market Value of such other securities or rights of value.

                  (b) When Adjustments to Be Made. The adjustments required by this Section 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment of the number of shares of Common Stock for which this Warrant is exercisable that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of the Common Stock, as provided for in Section 4.1) up to, but not beyond the date of exercise if such adjustment either by itself or with other adjustments not previously made results in an increase or decrease of less than 1% of the shares of Common Stock for which this Warrant is exercisable immediately prior to the making of such adjustment; provided, however, that such adjustment must result in an adjustment of $.01 or more. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 4 and not previously made, would result in a minimum adjustment or on the date of exercise. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

                  (c)      Fractional Interests.  In computing adjustments under
         this Section 4,          fractional interests in Common Stock shall be
         taken into account to the nearest 1/100th of a share.

                  (d) When Adjustment Not Required. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

                  (e) Escrow of Warrant Stock. If, after any property becomes distributable pursuant to this Section 4 by reason of the taking of any record of the holders of Common Stock, but prior to the occurrence of the event for which such record is taken, Holder exercises this Warrant, any Additional Shares of Common Stock issuable upon exercise by reason of such adjustment shall be deemed the last shares of Common Stock for which this Warrant is exercised (notwithstanding any other provision to the contrary herein) and such shares or other property shall be held in escrow for Holder by the Company to be issued to Holder when and to the extent that the event actually takes place, upon payment of the then Current Warrant Price. Notwithstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then such escrowed shares shall be canceled by the Company and escrowed property returned.

                  (f) Challenge to Good Faith Determination. Whenever the Board of Directors shall be required to make a determination in good faith of the fair value of any item under this Section 4, such determination may be challenged in good faith by the Majority Holders, and, after 20 Business Days in which the parties hereto shall, in good faith, attempt to resolve any dispute related hereto, then any dispute shall be resolved by an investment banking firm of recognized national standing selected by the Company and acceptable to the Majority Holders.

         4.8. Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Stock, then Holder shall have the right thereafter to receive, upon exercise of this Warrant and payment of the Warrant Price, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board of Directors) in order to provide for adjustments of shares of the Common Stock for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 4. For purposes of this Section 4.8, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 4.8 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

         4.9. Other Action Affecting Common Stock. In case at any time or from time to time the Company shall take any action in respect of its Common Stock, other than any action described in this Section 4, then the number of shares of Common Stock or other stock for which this Warrant is exercisable and/or the purchase price thereof shall be adjusted in such manner as may be equitable in the circumstances.

         4.10. Certain Limitations. Notwithstanding anything herein to the contrary, the Company agrees not to enter into any transaction which, by reason of any adjustmenthereunder, would cause the Current Warrant Price to be less than the par value per share of Common Stock.

5.       NOTICES TO WARRANT HOLDERS

         5.1. Notice of Adjustments; Change in Warrant Status. Whenever the number of shares of Common Stock for which this Warrant is exercisable, or whenever the price at which a share of such Common Stock may be purchased upon exercise of the Warrants, shall be adjusted pursuant to Section 2.1 or Section 4, the Company shall forthwith prepare a certificate to be executed by the chief financial officer of the Company setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors determined the Fair Market Value of any evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights referred to in Section 4.2 or 4.7(a)), specifying the number of shares of Common Stock for which this Warrant is exercisable and (if such adjustment was made pursuant to Section 4.8 or 4.9) describing the number and kind of any other shares of stock or Other Property for which this Warrant is exercisable, and any change in the purchase price or prices thereof, after giving effect to such adjustment or change. The Company shall promptly cause a signed copy of such certificate to be delivered to each Holder in accordance with Section 12.2. The Company shall keep at its principal office copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by any Holder or any prospective purchaser of a Warrant designated by a Holder thereof.

         5.2.     Notice of Corporate Action.  If at any time

                  (a) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend (other than a cash dividend payable out of earnings or earned surplus legally available for the payment of dividends under the laws of the jurisdiction of incorporation of the Company) or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

                  (b) there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation, or

                  (c) there shall be a  voluntary  or  involuntary  dissolution, liquidation or winding up of the Company; then, in any one or more of such cases, the Company shall give to Holder (i) at least 20 days' prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to Holder at the last address of Holder appearing on the books of the Company and delivered in accordance with Section 12.2.

6.       RIGHTS OF HOLDERS

         6.1 No Impairment. The Company shall not by any action, including, without limitation, amending its Certificate of Incorporation or comparable governing instruments or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (c) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

         Upon the request of Holder, the Company will at any time during the period this Warrant is outstanding acknowledge in writing, in form reasonably satisfactory to Holder, the continuing validity of this Warrant and the obligations of the Company hereunder.

7.       RESERVATION AND AUTHORIZATION OF COMMON STOCK;
         REGISTRATION WITH OR APPROVAL OF ANY GOVERNMENTAL
         AUTHORITY

         From and after the Initial Closing Date, the Company shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. All shares of Common Stock which shall be so issuable, when issued upon exercise of any Warrant and payment therefor in accordance with the terms of such Warrant, shall be duly and validly issued and fully paid and nonassessable, and not subject to preemptive rights.

         Before taking any action which would cause an adjustment reducing the Current Warrant Price below the then par value, if any, of the shares of Common Stock issuable upon exercise of the Warrants, the Company shall take any corporate action which may be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Current Warrant Price.

8.       TAKING OF RECORD; STOCK AND WARRANT TRANSFER BOOKS

         In the case of all dividends or other distributions by the Company to the holders of its Common Stock with respect to which any provision of Section 4 refers to the taking of a record of such holders, the Company will in each such case take such a record and will take such record as of the close of business on a Business Day. The Company will not at any time, except upon dissolution, liquidation or winding up of the Company, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or Transfer of any Warrant.

9.       RESTRICTIONS ON TRANSFERABILITY

         The Warrants and the Warrant Stock shall not be transferred, hypothecated or assigned before satisfaction of the conditions specified in this
Section 9, which conditions are intended to ensure compliance with the provisions of the Securities Act with respect to the Transfer of any Warrant or any Warrant Stock. Holder, by acceptance of this Warrant, agrees to be bound by the provisions of this Section 9.

         9.1. Restrictive Legend. Except as otherwise provided in this Section 9, each Warrant and each certificate for Warrant Stock initially issued upon the exercise of a Warrant, and each certificate for Warrant Stock issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with the following legend:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH SUCH ACT."

         9.2. Registration Rights. The holders of Warrants and Warrant Stock shall have the registration rights set forth in the Registration Rights Agreement.

10.      LOSS OR MUTILATION

         Upon receipt by the Company from any Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and indemnity reasonably satisfactory to it, and in case of mutilation upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant of like tenor to such Holder; provided, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

11.      LIMITATION OF LIABILITY

         No provision hereof, in the absence of affirmative action by Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of Holder hereof, shall give rise to any liability of such Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

12.      MISCELLANEOUS

         12.1. Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies. If the Company fails to make, when due, any payments provided for hereunder, or fails to comply with any other provision of this Warrant, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

         12.2. Notice Generally. Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Warrant shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, or by a nationally recognized overnight courier or by telecopy and confirmed by telecopy answerback, addressed as follows:

                  (a) If to any Holder or holder of Warrant Stock, at its last known address appearing on the books of the Company maintained for such purpose.

                  (b)      If to the Company at
                           245 Winter Street
                           Waltham, MA  02154
                           Attention:
                           Telecopy Number:

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback, two (2) Business Days after the same shall have been deposited with a nationally recognized overnight courier or three (3) Business Days after the same shall have been deposited in the United States mail. Failure or delay in delivering copies of any notice, demand, request, approval, declaration, delivery or other communication to the Person designated above to receive a copy shall in no way adversely affect the effectiveness of such notice, demand, request, approval, declaration, delivery or other communication.

         12.3. Remedies. Each holder of Warrant and Warrant Stock, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under of this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

         12.4. Successors and Assigns. Subject to the provisions of Sections 3.1, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and, with respect to Section 9 hereof, holders of Warrant Stock, and shall be enforceable by any such Holder or holder of Warrant Stock.

         12.5. Amendment. This Warrant and all other Warrants may be modified or amended or the provisions hereof waived with the written consent of the Company and the Majority Holders, provided that no such Warrant may be modified or amended to reduce the number of shares of Common Stock for which such Warrant is exercisable or to increase the price at which such shares may be purchased upon exercise of such Warrant (before giving effect to any adjustment as provided therein) without the prior written consent of the Holder thereof.

         12.6. Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

         12.7. Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

         12.8. Governing Law. This Warrant shall be governed by the laws of the State of New York, without regard to the provisions thereof relating to conflict of laws.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and its corporate seal to be impressed hereon and attested by its Secretary or an Assistant Secretary.

Dated:  January __, 1998

                                            NETEGRITY, INC.



                                            By:______________________________
                                               Name:
                                               Title:



Attest:



By:___________________________
     Name:
     Title:

                                    EXHIBIT A

                                  EXERCISE FORM

                 [To be executed only upon exercise of Warrant]

                      Net Issue Exercise _____No ______Yes

         The undersigned registered owner of this Warrant irrevocably exercises this Warrant for the purchase of _____ Shares of Common Stock of NeTegrity, Inc. and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to _____________ whose address is ________________ and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.

                                       (Name of Registered Owner)


                                       (Signature of Registered Owner)


                                       (Street Address)


                                       (City)            (State)     (Zip Code)


NOTICE: The signature on this subscription must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                    EXHIBIT B

                                 ASSIGNMENT FORM


         FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock set forth below:

Name and Address of Assignee                  No. of Shares of Common Stock





and  does   hereby   irrevocably   constitute   and   appoint   ________________
attorney-in-fact to register such transfer on the books of NeTegrity, Inc. maintained for the purpose, with full power of substitution in the premises.


Dated:_______________              Print Name:
                                   Signature:
                                   Witness:

NOTICE: The signature on this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                   EXHIBIT B-1

                             SCHEDULE OF PURCHASERS
                                 INITIAL CLOSING


                                    Series D Shares   Warrants
Investor Name                        Purchased (#)    Purchased (#)   Cash
                                                                      Tendered*
                                                                        ($)
Pequot Private Equity Fund L.P.          1,479,363     666,062     2,219,044.50
354 Pequot Avenue
Southport, CT  06490-0760
Attention:  Lawrence D. Lenihan, Jr.
Phone:  (203) 254-0091
Fax:  (203) 254-3259
Pequot Offshore Private Equity Fund, Inc.  187,304       84,331      280,956.00
c/o Hemisphere Management Limited
Hemisphere House
9 Church Street
P.O. Box HM951
Hamilton HM OX Bermuda
Attention:  Thomas L. Healy
Phone:  (441) 295-9166
Fax:  (441) 295-1607

Total Purchase Price:                    1,666,667      750,393   $2,500,000.50
                                         =========      =======   =============

Purchase Price Per Share:                   $1.50

                                   EXHIBIT B-2

                             SCHEDULE OF PURCHASERS
                               SUBSEQUENT CLOSING


                                     Series D Shares   Warrants
Investor Name                        Purchased (#)     Purchased (#)  Cash
                                                                     Tendered*
                                                                     ($)
Pequot Private Equity Fund L.P.          1,479,363     666,062     2,219,044.50
354 Pequot Avenue
Southport, CT  06490-0760
Attention:  Lawrence D. Lenihan, Jr.
Phone:  (203) 254-0091
Fax:  (203) 254-3259
Pequot Offshore Private Equity Fund, Inc.  187,304      84,331       280,956.00
c/o Hemisphere Management Limited
Hemisphere House
9 Church Street
P.O. Box HM951
Hamilton HM OX Bermuda
Attention:  Thomas L. Healy
Phone:  (441) 295-9166
Fax:  (441) 295-1607

Total Purchase Price:                   1,666,667      750,393    $2,500,000.50
                                        =========      =======    =============

Purchase Price Per Share:                                      $1.50

                                                              EXHIBIT C



                          REGISTRATION RIGHTS AGREEMENT

                                      among

                                NETEGRlTY, INC.,
                      PEQUOT PRIVATE EQUITY FUND, L.P. and
                    PEQUOT OFFSHORE PRIVATE EQUITY FUND, INC.

                           Dated as of January 7, 1998

                                TABLE OF CONTENTS
                                                                        Page

1.       Certain Definitions...............................................1

2.       Registration Rights...............................................2
         2.1.     Demand Registrations.....................................2
         2.2.     Piggyback Registrations..................................5
         2.3.     Allocation of Securities Included in Registration
                  Statement................................................6
         2.4.     Registration Procedures..................................7
         2.5.     Registration Expenses...................................12
         2.6.     Certain Limitations on Registration Rights..............13
         2.7.     Limitations on Sale or Distribution of Other Securities.13
         2.8.     No Required Sale........................................14
         2.9.     Indemnification.........................................14

3.       Underwritten Offerings...........................................17
         3.1.     Requested Underwritten Offerings........................17
         3.2.     Piggyback Underwritten Offerings........................18

4.       General..........................................................18
         4.1.     Adjustments Affecting Registrable Securities............18
         4.2.     Rule 144................................................18
         4.3.     Nominees for Beneficial Owners..........................19
         4.4.     Amendments and Waivers..................................19
         4.5.     Notices.................................................19
         4.6.     Transfer or Assignment of Registration Rights...........20
         4.7.     Miscellaneous...........................................20
         4.8.     No Inconsistent Agreements..............................21

                          REGISTRATION RIGHTS AGREEMENT

         This AGREEMENT, is made as of January 7, 1998, by and among NETEGRITY, INC., a California corporation (the "Company"), PEQUOT PRIVATE EQUITY FUND, L.P., a Delaware limited partnership ("PPE") and PEQUOT OFFSHORE PRIVATE EQUITY FUND, INC., a British Virgin Islands corporation (together with PPE, the "Purchasing Parties").

         WHEREAS, as of the date hereof, the Company and the Purchasing Parties are entering into a Preferred Stock and Warrant Purchase Agreement (the "Purchase Agreement"), pursuant to which the Purchasing Parties are purchasing shares of Series D Convertible Preferred Stock, par value $.01 per share ("Series D Preferred Stock"), of the Company, which Series D Preferred Stock is convertible into shares of Common Stock;

         WHEREAS, in connection with the Company and the Purchasing Parties entering into the Purchase Agreement, the parties hereto desire to provide the Purchasing Parties, pursuant to this Agreement, certain registration rights with respect to the shares of Common Stock held by them.

         ACCORDINGLY, the parties hereto agree as follows:

1.       Certain Definitions.

         As used in this Agreement, the following terms shall have the meanings ascribed to them below:

         "Affiliate" means with respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such specified Person.

         "Common Stock" means the Common Stock, par value $.01 per share, of the Company and any and all securities of any kind whatsoever of the Company which may be issued after the date hereof in respect of, or in exchange for, shares of Common Stock of the Company pursuant to a merger, consolidation, stock split, stock dividend or recapitalization of the Company or otherwise.

         "Common Stock Equivalents" means any securities convertible into, or exercisable or exchangeable for, shares of Common Stock.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Holder" or "Holders" means any party who is a signatory to this Agreement and any party who shall hereafter acquire and hold Registrable Securities.

         "Person" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivisions thereof.

         "Preferred Stock" means the Series D Preferred Stock.

         "Registrable Securities" means any (i) shares of Common Stock held by any Purchasing Party and (ii) shares of Common Stock issued or issuable upon the conversion, exercise or exchange of any shares of Preferred Stock or any other Common Stock Equivalents held by any Purchasing Party and (iii) any shares of Common Stock issued or issuable, directly or indirectly, with respect to the Common Stock referenced in clauses (i) or (ii) above by way of stock dividend, stock split or combination of shares. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement or (ii) such securities shall have been sold (other than in a privately negotiated sale) pursuant to Rule 144 (or any successor provision) under the Securities Act and in compliance with the requirements of paragraphs (f) and (g) of Rule 144 (notwithstanding the provisions of paragraph (k) of such Rule).

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

2.       Registration Rights.

         2.1.     Demand Registrations.

                  (a) (i) Subject to Sections 2.1 (b) and 2.3 below, at any time and from time to time, so long as any Holder holds Registrable Securities constituting in excess of 5% of the outstanding shares of Common Stock (assuming for purposes of making this computation that any shares of Preferred Stock held by such Holder have been converted into shares of Common Stock), each Holder shall have the right to require the Company to file a registration statement under the Securities Act covering all or any part of their respective Registrable Securities, by delivering a written request therefor to the Company specifying the number of Registrable Securities to be included in such registration by such Holder(s) and the intended method of distribution thereof. All such requests by any Holder pursuant to this Section 2.1 (a)(i) are referred to herein as "Demand Registration Requests," and the registrations so requested are referred to herein as "Demand Registrations" (with respect to any Demand Registration, the Holder(s) making such demand for registration being referred to as the "Initiating Holder"). As promptly as practicable, but no later than ten days after receipt of a Demand Registration Request, the Company shall give written notice (the "Demand Exercise

Notice") of such Demand Registration Request to all Holders of record of Registrable Securities.

                           (ii)     The Company, subject to Sections 2.3 and
2.6, shall include in such Demand Registration (x) the Registrable Securities of the Initiating Holder and (y) the Registrable Securities of any other Holder which shall have made a written request to the Company for inclusion in such registration (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Holder) within 15 days after the receipt of the Demand Exercise Notice.

                           (iii)    The Company shall, as expeditiously as
possible, use its best efforts to (x) effect the registration under the Securities Act (including, without limitation, by means of a shelf registration pursuant to Rule 415 under the Securities Act if so requested and if the Company is then eligible to use such a registration) of the Registrable Securities which the Company has been so requested to register, for distribution in accordance with such intended method of distribution and
(y)  if  requested  by  the  Initiating  Holder,   obtain acceleration  of the
effective date of the  registration  statement  relating to such registration.

                  (b) The Demand Registration rights granted in Section 2.1 (a) to the Holders are subject to the following limitations: (i) each registration in respect of a Demand Registration Request shall be made on Form S-3 or any equivalent form then in effect (or, if Form S-3 or any equivalent form is not available, on a Form S-1 or S-2 as determined by the Company, if the use of such forms is then available) and must include, in the aggregate (based on the Common Stock included in such registration by all Holders), shares of Common Stock representing, in the aggregate, 1.0% or more of the amount of shares of Common Stock outstanding immediately prior to such registration; (ii) the Company shall not be required to cause a registration pursuant to Section 2.1 (a)(i) to be declared effective within a period of 180 days after the date any registration statement of the Company declared effective pursuant to a Demand Registration Request was filed; (iii) if the Board of Directors of the Company, in its good faith judgment, determines that any registration of Registrable Securities should not be made or continued because it would materially interfere with any material financing, acquisition, corporate reorganization or merger or other transaction involving the Company or any of its subsidiaries (a "Valid Business Reason"), (x) the Company may postpone filing a registration statement relating to a Demand Registration Request until such Valid Business Reason no longer exists, but in no event for more than 120 days, and (y) in case a registration statement has been filed relating to a Demand Registration Request, if the Valid Business Reason has not resulted from actions taken by the Company, the Company may cause such registration statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such registration statement until such Valid Business Reason no longer exists, but in no event for more than four months (such period of postponement or withdrawal under subclause(s) (x) or (y) of this clause (iii), the "Postponement Period"); and the Company shall give written notice of its determination to postpone or withdraw a registration statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof, provided, however, the Company shall not be permitted to postpone or withdraw a registration statement after the expiration of any Postponement Period until 9 months after the expiration of such Postponement Period; and (iv) the Company shall not be required to effect an effective registration with respect to more than two Demand Registration Requests pursuant to this Agreement.

         If the Company shall give any notice of postponement or withdrawal of any registration statement, the Company shall not, during the period of postponement or withdrawal, register any Common Stock, other than pursuant to a registration statement on Form S-4 or S-8 (or an equivalent registration form then in effect). Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company that the Company has determined to withdraw any registration statement pursuant to clause (iii) above, such Holder will discontinue its disposition of Registrable Securities pursuant to such registration statement and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the prospectus covering such Registrable Securities that was in effect at the time of receipt of such notice. If the Company shall have withdrawn or prematurely terminated a registration statement filed under Section 2.1 (a)(i) (whether pursuant to clause (iii) above or as a result of any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court), the Company shall not be considered to have effected an effective registration for the purposes of this Agreement until the Company shall have filed a new registration statement covering the Registrable Securities covered by the withdrawn registration statement and such registration statement shall have been declared effective and shall not have been withdrawn. If the Company shall give any notice of withdrawal or postponement of a registration statement, the Company shall, at such time as the Valid Business Reason that caused such withdrawal or postponement no longer exists (but in no event later than four months after the date of the postponement or withdrawal), use its best efforts to effect the registration under the Securities Act of the Registrable Securities covered by the withdrawn or postponed registration statement in accordance with this Section 2.1 (unless the Initiating Holder shall have withdrawn such request, in which case the Company shall not be considered to have effected an effective registration for the purposes of this Agreement).

                  (c) The Company, subject to Sections 2.3 and 2.6, may elect to include in any registration statement and offering made pursuant to Section 2.1
(a)(i), authorized but unissued shares of Common Stock or shares of Common Stock held by the Company as treasury shares; provided, however, that such inclusion shall be permitted only to the extent that it is pursuant to and subject to the terms of the underwriting agreement or arrangements, if any, entered into by the Initiating Holder.

                  (d) In connection with any Demand Registration, the Initiating Holder participating in such registration shall have the right to designate the lead managing underwriter for such registration and each other managing underwriter for such registration, provided that each such managing underwriter is reasonably satisfactory to the Company.

         2.2.     Piggyback Registration.

                  (a) If, at any time,  the  Company  proposes or is required to register any of its equity securities (including pursuant to any registration statement which generally registers equity and debt securities without specifying the type of security or the amount) under the Securities Act (other than pursuant to (i) registrations on such form or similar form(s) solely for registration of securities in connection with an employee benefit plan or dividend reinvestment plan or a merger or consolidation or (ii) a Demand Registration under Section 2.1) on a registration statement on Form S-1, Form S-2 or Form S-3 (or an equivalent general registration form then in effect), whether or not for its own account, the Company shall give prompt written notice of its intention to do so to each of the Holders of record of Registrable
Securities. Upon the written request of any Holder, made within 15 days following the receipt of any such written notice (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Holder and the intended method of distribution thereof), the Company shall, subject to Sections 2.2(b), 2.3 and 2.6 hereof, use its best efforts to cause all such Registrable Securities, the Holders of which have so requested the registration thereof, to be registered under the Securities Act (with the securities which the Company at the time proposes to register) to permit the sale or other disposition by the Holders (in accordance with the intended method of distribution thereof) of the Registrable Securities to be so registered. There is no limitation on the number of such piggyback registrations pursuant to the preceding sentence which the Company is obligated to effect. No registration effected under this Section 2.2(a) shall relieve the Company of its obligations to effect Demand Registrations hereby.

                  (b) If, at any time after giving written notice of its intention to register any equity securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such equity securities, the Company may, at its election, give written notice of such determination to all Holders of record of Registrable Securities who have requested registration of the Registrable Securities pursuant to this
Section 2.2 and in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such abandoned registration, without prejudice, however, to the rights of Holders under Section 2. 1.

                  (c) Any Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any registration statement pursuant to this Section 2.2 by giving written notice to the Company of its request to withdraw; provided, however, that (i) such request must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such registration and
(ii) such withdrawal shall be irrevocable and, after making such withdrawal, a Holder shall no longer have any right to include Registrable Securities in the registration as to which such withdrawal was made.

         2.3.     Allocation of Securities Included in Registration Statement.

                  (a) If any requested registration pursuant to Section 2.1 involves an underwritten offering and the lead managing underwriter of such offering (the "Manager") shall advise the Company that, in its view, the number of securities requested to be included in such registration by the Holders or any other Persons (including those shares of Common Stock requested by the Company to be included in such registration) exceeds the largest number (the "Section 2.1 Sale Number") that can be sold in an orderly manner in such offering within a price range acceptable to the Initiating Holder, the Company shall include in such registration:

                           (i)      all Registrable Securities requested to be
included in such registration by Holders of Registrable Securities;  provided, however, that, if the number of such Registrable  Securities  exceeds the
Section 2.1 Sale Number, the number of such Registrable Securities (not to exceed the Section 2.1 Sale Number) to be included in such registration shall be allocated on a pro rata basis among all Holders requesting that Registrable Securities be included in such registration, based on the number of Registrable Securities then owned by each such Holder requesting inclusion in relation to the number of Registrable Securities then owned by all such Holders requesting inclusion; and

                           (ii)     to the extent that the number of
Registrable Securities to be included  by all Holders is less than the
Section 2.1 Sale Number, shares of Common Stock that the Company proposes to register.

         If, as a result of the proration provisions of this Section 2.3(a), any Holder shall not be entitled to include all Registrable Securities in a registration that such Holder has requested be included, such Holder may elect to withdraw his request to include Registrable Securities in such registration or may reduce the number requested to be included; provided, however, that (x) such request must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such registration and (y) such withdrawal shall be irrevocable and, after making such withdrawal, a Holder shall no longer have any right to include Registrable Securities in the registration as to which such withdrawal was made.

                  (b) If any registration pursuant to Section 2.2 involves an underwritten offering and the Manager shall advise the Company that, in its view, the number of securities requested to be included in such registration exceeds the number (the "Section 2.2 Sale Number") that can be sold in an orderly manner in such registration within a price range acceptable to the Company, the Company shall include in such registration:

                           (i)      all Common Stock or Common Stock
Equivalents that the Company proposes to register for its own account (the "Company Securities"); and

                           (ii)     to the extent that the number of Company
Securities is less than the Section 2.2 Sale Number, the remaining shares to be included in such registration shall be allocated on a pro rata basis among all Holders requesting that Registrable Securities be included in such registration, based on the number of Registrable Securities owned by each such Holder requesting inclusion in relation to the number of Registrable Securities then owned by all such Holders requesting inclusion.

         Notwithstanding the foregoing, in all underwritten offerings subsequent to the first underwritten offering made after the date hereof, no reduction pursuant to this Section 2.3(b) shall reduce the amount of securities of the Holders included in the registration below ten percent (10%) of the total amount of securities included in such registration.

         2.4. Registration Procedures. If and whenever the Company is required by the provisions of this Agreement to use its best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company shall, as expeditiously as possible (but in any event, within 120 days after a Demand Registration Request in the case of
Section 2.4(a)):

                  (a) prepare and file with the SEC a registration statement on an appropriate registration form of the SEC for the disposition of such Registrable Securities in accordance with the intended method of disposition thereof, which form (i) shall be selected by the Company and (ii) shall, in the case of a shelf registration, be available for the sale of the Registrable Securities by the selling Holders thereof and such registration statement shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and the Company shall use its best efforts to cause such registration statement to become and remain effective (provided, however, that before filing a registration statement or prospectus or any amendments or supplements thereto, or comparable statements under securities or blue sky laws of any jurisdiction, the Company will furnish to one counsel for the Holders participating in the planned offering (selected by the Initiating Holder, in the case of a registration pursuant to Section 2.1, and selected by the Holders of a majority of the Registrable Securities included in such registration, in the case of a registration pursuant to Section 2.2) and the underwriters, if any, copies of all such documents proposed to be filed (including all exhibits thereto), which documents will be subject to the reasonable review and reasonable comment of such counsel, and the Company shall not file any registration statement or amendment thereto or any prospectus or supplement thereto to which the holders of a majority of the Registrable Securities covered by such registration statement or the underwriters, if any, shall reasonably object in writing);

                  (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for such period (which shall not be required to exceed 180 days in the case of a registration pursuant to Section 2.1 or 120 days in the case of a registration pursuant to Section 2.2, unless reasonably requested by any underwriter pursuant to an underwritten offering) as any seller of Registrable Securities pursuant to such registration statement shall request and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such registration statement in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

                  (c) furnish, without charge, to each seller of such Registrable Securities and each underwriter, if any, of the securities covered by such registration statement such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits), and the prospectus included in such registration statement (including each preliminary prospectus) in conformity with the requirements of the Securities Act, and other documents, as such seller and underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such seller (the Company hereby consenting to the use in accordance with all applicable law of each such registration statement (or amendment or posteffective amendment thereto) and each such prospectus (or preliminary prospectus or supplement thereto) by each such seller of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such registration statement or prospectus);

                  (d) use its best efforts to register or qualify the Registrable Securities covered by such registration statement under such other securities or "blue sky" laws of such jurisdictions as any sellers of Registrable Securities or any managing underwriter, if any, shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such sellers or underwriter, if any, to consummate the disposition of the Registrable Securities in such jurisdictions, except that in no event shall the Company be required to qualify to do business as a foreign corporation in any jurisdiction where it would not, but for the requirements of this paragraph (d), be required to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

                  (e) promptly notify each Holder selling Registrable Securities covered by such registration  statement and each managing  underwriter,  if any:
(i) when the registration statement, any pre-effective amendment, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement has been filed and, with respect to the registration statement or any post-effective amendment, when the same has become effective;
(ii) of any request by the SEC or state securities authority for amendments or supplements to the registration statement or the prospectus related thereto or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose; (v) of the existence of any fact of which the
Company becomes aware which results in the registration statement, the prospectus related thereto or any document incorporated therein by reference containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statement therein not misleading; and (vi) if at any time the representations and warranties contemplated by any underwriting agreement, securities sale agreement, or other similar agreement relating to the offering shall cease to be true and correct in all material respects; and, if the notification relates to an event described in clause (v), the Company shall promptly prepare and furnish to each such seller and each underwriter, if any, a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading;

                  (f) comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, as soon as reasonably practicable after the effective date of the registration statement (and in any event within 16 months thereafter), an earnings statement (which need not be audited) covering the period of at least twelve consecutive months beginning with the first day of the Company's first calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

                  (g) (i) cause all such Registrable Securities covered by such registration statement to be listed on the principal securities exchange on which similar securities issued by the Company are then listed (if any), if the listing of such Registrable Securities is then permitted under the rules of such exchange or (ii) if no similar securities are then so listed, to either cause all such Registrable Securities to be listed on a national securities exchange or to secure designation of all such Registrable Securities as a National Association of Securities Dealers, Inc. (the "NASD") Automated Quotation System ("NASDAQ") "national market system security" within the meaning of Rule 11Aa2-1 of the Exchange Act or, failing that, secure NASDAQ authorization for such shares and, without limiting the generality of the foregoing, take all actions that may be required by the Company as the issuer of such Registrable Securities in order to facilitate the managing underwriter's arranging for the registration of at least two market makers as such with respect to such shares with the NASD;

                  (h) provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

                  (i) enter into such customary agreements (including, if applicable, an underwriting agreement) and take such other actions as the Holders of a majority of the Registrable Securities participating in such offering shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities. The Holders of the Registrable Securities which are to be distributed by such underwriters shall be parties to such underwriting agreement and may, at their option, require that the Company make to and for the benefit of such Holders the representations, warranties and covenants of the Company which are being made to and for the benefit of such underwriters and which are of the type customarily provided to institutional investors in secondary offerings;

                  (j) obtain an opinion from the Company's counsel and a "cold comfort" letter from the Company's independent public accountants in customary form and covering such matters as are customarily covered by such opinions and "cold comfort" letters delivered to underwriters in underwritten public offerings, which opinion and letter shall be reasonably satisfactory to the underwriter, if any, and to the Holders of a majority of the Registrable Securities participating in such offering, and furnish to each Holder participating in the offering and to each underwriter, if any, a copy of such opinion and letter addressed to such Holder or underwriter;

                  (k) deliver promptly to each Holder participating in the offering and each underwriter, if any, copies of all correspondence between the SEC and the Company, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to the registration statement, other than those portions of any such memoranda which contain information subject to attorney-client privilege with respect to the Company, and, upon receipt of such confidentiality agreements as the Company may reasonably request, make reasonably available for inspection by any seller of such Registrable Securities covered by such registration statement, by any underwriter, if any, participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such seller or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

                  (l) use its best efforts to obtain the withdrawal of an order suspending the effectiveness of the registration statement;

                  (m) provide a CUSIP number for all Registrable Securities, not later than the effective date of the registration statement;

                  (n) make reasonably available to its employees and personnel and otherwise provide reasonable assistance to the underwriters (taking into account the needs of the

Company's businesses and the requirements of the marketing process) in the marketing of Registrable Securities in any underwritten offering;

                  (o) promptly prior to the filing of any document which is to be incorporated by reference into the registration statement or the prospectus (after the initial filing of such registration statement) provide copies of such document to counsel for the selling holders of Registrable Securities and to each managing underwriter, if any, and make the Company's representatives reasonably available for discussion of such document and make such changes in such document concerning the selling holders prior to the filing thereof as counsel for such selling holders or underwriters may reasonably request;

                  (p) furnish to each Holder participating in the offering and the managing underwriter, without charge, at least one signed copy of the registration statement and any post-effective amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

                  (q)  cooperate   with  the  selling   Holders  of  Registrable
Securities and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold, and cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the underwriting agreement prior to any sale of Registrable Securities to the underwriters or, if not an underwritten offering, in accordance with the instructions of the selling Holders of Registrable
Securities  at least  three  business  days  prior  to any  sale of  Registrable
Securities and instruct any transfer agent and registrar of Registrable Securities to release any stop transfer orders in respect thereto; and

                  (r) take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities.

         The Company may require as a condition precedent to the Company's obligations under this Section 2.4 that each seller of Registrable Securities as to which any registration is being effected furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request provided that such information shall be used only in connection with such registration.

         Each Holder of Registrable Securities agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in clause (v) of paragraph (e) of this Section 2.4, such Holder will discontinue such Holder's disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by paragraph
(e) of this Section 2.4 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the prospectus covering such Registrable Securities that was in effect at the time of receipt of such notice. In the event the Company shall give any such notice, the applicable period mentioned in paragraph (b) of this Section 2.4 shall be extended by the number of days during such period from and including the date of the giving of such notice to and including the date when each seller of any Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by paragraph (e) of this Section 2.4.

         If any such registration statement or comparable statement under "blue sky" laws refers to any Holder by name or otherwise as the Holder of any securities of the Company, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such Holder and the Company, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company or (ii) in the event that such reference to such Holder by name or otherwise is not in the judgment of the Company, as advised by counsel, required by the Securities Act or any similar federal statute or any state "blue sky" or securities law then in force, the deletion of the reference to such Holder.

         2.5.     Registration Expenses.

                  (a) "Expenses" shall mean any and all fees and expenses incident to the Company's performance of or compliance with this Article 2, including, without limitation: (i) SEC, stock exchange or NASD registration and filing fees and all listing fees and fees with respect to the inclusion of securities in NASDAQ, (ii) fees and expenses of compliance with state securities or "blue sky" laws and in connection with the preparation of a "blue sky" survey, including without limitation, reasonable fees and expenses of blue sky counsel, (iii) printing and copying expenses, (iv) messenger and delivery expenses, (v) expenses incurred in connection with any road show, (vi) fees and disbursements of counsel for the Company, (vii) with respect to each registration, the fees and disbursements of one counsel for the selling Holder(s) (selected by the Initiating Holder, in the case of a registration pursuant to Section 2.1, and selected by the Holders of a majority of the Registrable Securities included in such registration, in the case of a registration pursuant to Section 2.2), (viii) fees and disbursements of all independent public accountants (including the expenses of any audit and/or "cold comfort" letter) and fees and expenses of other Persons, including special experts, retained by the Company, (ix) fees and expenses payable to a Qualified Independent Underwriter (as such term is defined in Conduct Rule 2720 of the NASD's By-Laws) and (x) any other fees and disbursements of underwriters, if any, customarily paid by issuers or sellers of securities.

                  (b) The Company shall pay all Expenses with respect to any Demand Registration whether or not such Demand Registration becomes effective or does not remain effective for the period contemplated by Section 2.4(b) and with respect to any registration effected under Section 2.2.

                  (c) Notwithstanding the foregoing,  (x) the provisions of this
Section 2.5 shall be deemed amended to the extent necessary to cause these expense provisions to comply with "blue sky" laws of each state in which the offering is made and (y) in connection with any registration hereunder, each Holder of Registrable Securities being registered shall pay all underwriting discounts and commissions and any transfer taxes, if any, attributable to the sale of such Registrable Securities, pro rata with respect to payments of discounts and commissions in accordance with the number of shares sold in the offering by such Holder and (z) the Company shall, in the case of all registrations under this Article 2, be responsible for all its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties).

         2.6. Certain Limitations on Registration Rights. In the case of any registration under Section 2.1 pursuant to an underwritten offering, or in the case of a registration under Section 2.2 if the Company has determined to enter into an underwriting agreement in connection therewith, all securities to be included in such registration shall be subject to an underwriting agreement and no Person may participate in such registration unless such Person agrees to sell such Person's securities on the basis provided therein and completes and executes all reasonable questionnaires, and other documents (other than powers of attorney) which must be executed in connection therewith, and provides such other information to the Company or the underwriter as may be necessary to register such Person's securities.

         2.7      Limitations on Sale or Distribution of Other Securities.

                  (a) To the extent requested in writing by a managing underwriter, if any, of any registration effected pursuant to Section 2.1, each Holder of Registrable Securities agrees not to sell, transfer or otherwise dispose of, including any sale pursuant to Rule 144 under the Securities Act, any Common Stock, or any other equity security of the Company or any security convertible into or exchangeable or exercisable for any equity security of the Company (other than as part of such underwritten public offering) during the time period (following the effectiveness of the Registration Statement) reasonably requested by the managing underwriter, not to exceed 180 days (and the Company hereby also so agrees (except that the Company may effect any sale or distribution of any such securities pursuant to a registration on Form S-4 (if reasonably acceptable to such managing underwriter) or Form S- 8, or any successor or similar form which is then in effect or upon the conversion, exchange or exercise of any then outstanding Common Stock Equivalent) to use its reasonable best efforts to cause each holder of any equity security or any security convertible into or exchangeable or exercisable for any equity security of the Company purchased from the Company at any time other than in a public offering so to agree).

                  (b) The Company hereby agrees that, if it shall previously have received a request for registration pursuant to Section 2.1 or 2.2, and if such previous registration shall not have been withdrawn or abandoned, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Shares, sell, transfer, or otherwise dispose of, any Common Stock, or any other equity security of the Company or any security convertible into or exchangeable or exercisable for any equity security of the Company (other than as part of such underwritten public offering, a registration on Form S-4 or Form S-8 or any successor or similar form which is then in effect or upon the conversion, exchange or exercise of any then outstanding Common Stock Equivalent), until a period of 180 days shall have elapsed from the effective date of such previous registration; and the Company shall so provide in any registration rights agreements hereafter entered into with respect to any of its securities.

         2.8. No Required Sale. Nothing in this Agreement shall be deemed to create an independent obligation on the part of any Holder to sell any
Registrable Securities pursuant to any effective registration statement.

         2.9.     Indemnification.

                  (a) In the event of any registration of any securities of the Company under the Securities Act pursuant to this Article 2, the Company will, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, each Holder of Registrable Securities, its directors, officers, fiduciaries, employees and stockholders or general and limited partners (and the directors, officers, employees and stockholders thereof), each other Person who participates as an underwriter or a Qualified Independent Underwriter, if any, in the offering or sale of such securities, each officer, director, employee, stockholder or partner of such underwriter or Qualified Independent Underwriter, and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act, against any and all losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) in respect thereof ("Claims") and expenses (including reasonable fees of counsel and any amounts paid in any settlement effected with the Company's consent, which consent shall not be unreasonably withheld or delayed) to which each such indemnified party may become subject under the Securities Act or otherwise, insofar as such Claims or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such securities were registered under the Securities Act or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final or summary prospectus or any amendment or supplement thereto, together with the documents incorporated by reference therein, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration, and the Company will reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim as such expenses are incurred; provided, however, that the Company shall not be liable to any such indemnified party in any such case to the extent such Claim or expense arises out of or is based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in such registration statement or amendment thereof or supplement thereto or in any such prospectus or any preliminary, final or summary prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of such indemnified party specifically for use therein. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by as on behalf of such indemnified party and shall survive the transfer of such securities by such Holder.

                  (b) Each Holder of Registrable Securities that are included in the securities as to which any registration under Section 2.1 or 2.2 is being effected (and, if the Company requires as a condition to including any Registrable Securities in any registration statement filed in accordance with
Section 2.1 or 2.2, any underwriter and Qualified  Independent  Underwriter,  if any) shall, severally and not jointly, indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of this Section 2.9) to the fullest extent permitted by law the Company, its officers and directors, each Person controlling the Company within the meaning of the Securities Act and all other prospective sellers and their directors, officers, general and limited partners and respective controlling Persons with respect to any untrue statement or alleged untrue statement of any material fact in, or omission or alleged omission of any material fact from, such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or its representatives by or on behalf of such Holder or underwriter or Qualified Independent Underwriter, if any, specifically for use therein and reimburse such indemnified party for any legal or other expenses reasonably incurred in connection with investigating or defending any such Claim as such expenses are incurred; provided, however, that the aggregate amount which any such Holder shall be required to pay pursuant to this Section 2.9(b) and Sections 2.9(c) and (e) shall in no case be greater than the amount of the net proceeds received by such Holder upon the sale of the Registrable Securities pursuant to the registration statement giving rise to such claim. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such Holder.

                  (c) Indemnification similar to that specified in the preceding paragraphs (a) and (b) of this Section 2.9 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any state securities and "blue sky" laws.

                  (d) Any Person entitled to indemnification under this Agreement shall notify promptly the indemnifying party in writing of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this
Section 2.9, but the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 2.9, except to the extent the indemnifying party is materially prejudiced thereby and shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Article 2. In case any action or proceeding is brought against an indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, unless in the reasonable opinion of outside counsel to the indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof jointly with any other indemnifying party similarly notified, to the extent that it chooses, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party that it so chooses, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within 20 days after receiving notice from such indemnified party; or (ii) if such indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have concluded that there may be one or more legal defenses available to such indemnified party which are not available to the indemnifying party; or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction, except to the extent any indemnified party or parties reasonably shall have concluded that there may be legal defenses available to such party or parties which are not available to the other indemnified parties or to the extent representation of all indemnified parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct) and the indemnifying party shall be liable for any expenses therefor. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

                  (e) If for any reason the foregoing indemnity is unavailable or is insufficient to hold harmless an indemnified party under Sections 2.9(a),
(b) or (c), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any Claim in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to such offering of securities. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. If, however, the allocation provided in the second preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 2.9(e) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this Section 2.9(e). The amount paid or payable in respect of any Claim shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything in this Section 2.9(e) to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 2.9(e) to contribute any amount in excess of the net proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the Claims of the indemnified parties relate, less the amount of any indemnification payment made by such indemnifying party pursuant to Sections 2.9(b) and (c).

                  (f) The indemnification and contribution agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of the Registrable Securities by any such party.

                  (g) The  indemnification  and  contribution  required  by this
Section 2.9 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

3.       Underwritten Offerings.

         3.1. Requested Underwritten Offerings. If requested by the underwriters for any underwritten offering by the Holders pursuant to a Demand Registration under Section 2.1, the Company shall enter into a customary underwriting agreement with the underwriters. Such underwriting agreement shall be satisfactory in form and substance to the Initiating Holder and shall contain such representations and warranties by, and such other agreements on the part of, the Company and such other terms as are generally prevailing in agreements of that type, including, without limitation, indemnities and contribution agreements. Any Holder participating in the offering shall be a party to such underwriting agreement and may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Holder and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Holder; provided, however, that the Company shall not be required to make any representations or warranties with respect to written information specifically provided by a selling Holder for inclusion in the registration statement. Such underwriting agreement shall also contain such representations and warranties by the participating Holders as are customary in agreements of that type.

         3.2. Piggyback Underwritten Offerings. In the case of a registration pursuant to Section 2.2 hereof, if the Company shall have determined to enter into an underwriting agreement in connection therewith, all of the Holders' Registrable Securities to be included in such registration shall be subject to such underwriting agreement. Any Holder participating in such registration may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Holder and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Holder. Such underwriting agreement shall also contain such representations and warranties by the participating Holders as are customary in agreements of that type.

4.       General.

         4.1. Adjustments Affecting Registrable  Securities.  The Company agrees that it shall not effect or permit to occur any combination or subdivision of shares which would adversely affect the ability of the Holder of any Registrable Securities to include such Registrable Securities in any registration contemplated by this Agreement or the marketability of such Registrable
Securities in any such registration. The Company agrees that it will take all reasonable steps necessary to effect a subdivision of shares if in the reasonable judgment of (a) the Initiating Holder of a Demand Registration Request or (b) the managing underwriter for the offering in respect of such Demand Registration Request, such subdivision would enhance the marketability of the Registrable Securities. Each Holder agrees to vote all of its shares of capital stock in a manner, and to take all other actions necessary, to permit the Company to carry out the intent of the preceding sentence including, without limitation, voting in favor of an amendment to the Company's Certificate of Incorporation in order to increase the number of authorized shares of capital stock of the Company.

         4.2. Rule 144. The Company covenants that (i) so long as it remains subject to the reporting provisions of the Exchange Act, it will timely file the reports required to be filed by it under the Securities Act or the Exchange Act (including, but not limited to, the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule

144 under the Securities Act), and (ii) will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (B) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

         4.3. Nominees for Beneficial Owners. If Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its option, be treated as the Holder of such Registrable Securities for purposes of any request or other action by any Holder or Holders of Registrable Securities pursuant to this Agreement (or any determination of any number or percentage of shares constituting Registrable Securities held by any Holder or Holders of Registrable Securities contemplated by this Agreement), provided that the Company shall have received assurances reasonably satisfactory to it of such beneficial ownership.

         4.4. Amendments and Waivers. This Agreement may be amended, modified, supplemented or waived only upon the written agreement of the party against whom enforcement of such amendment, modification, supplement or waiver is sought.

         4.5. Notices. Except as otherwise provided in this Agreement, all notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or by telecopy, nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

                           (i)      if to the Company, to:

                                    NeTegrity
                                    245 Winter Street
                                    Waltham, MA 02154
                                    Telecopy:
                                    Attention:

                                    with a copy to:

                                    Hutchins, Wheeler & Dittmar
                                    101 Federal Street
                                    Boston, MA 02110
                                    Attention:  Anthony J. Medaglia, Jr., Esq.

                                    Telecopy:  617-951-1295

                           (ii)     if to the Purchasing Parties, to:

                                    Dawson Samberg Capital Management, Inc.
                                    354 Pequot Avenue
                                    Southport, CT 06490
                                    Telecopy:  (203) 254-3259
                                    Attention:  Lawrence D. Lenihan, Jr.

                                    with a copy to:

                                    Fried, Frank, Harris, Shriver & Jacobson
                                    One New York Plaza
                                    New York, New York 10004
                                    Telecopy:  (212) 859-8587
                                    Attention:  Robert C. Schwenkel, Esq.

All such notices, requests, consents and other communications shall be deemed to have been given when received.

         4.6. Transfer or Assignment of Registration Rights. The rights to cause the Company to register securities granted to a Holder by the Company under this Agreement may be transferred or assigned by a Holder only to a transferee or assignee of not less than 50,000 shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits and the like); provided, however, that, a Holder may transfer such rights to affiliates or associates of such Holder without the foregoing share restriction.

         4.7.     Miscellaneous.

                  (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and the respective successors, personal representatives and assigns of the parties hereto, whether so expressed or not. If any Person shall acquire Registrable Securities from any Holder, in any manner, whether by operation of law or otherwise, such transferee shall promptly notify the Company and such Registrable Securities acquired from such Holder shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement. If the Company shall so request, any such successor or assign shall agree in writing to acquire and hold the Registrable Securities acquired from such Holder subject to all of the terms hereof. If any Holder shall acquire additional Registrable Securities, such Registrable Securities shall be subject to all of the terms, and entitled to all the benefits, of this Agreement.

                  (b) This Agreement (with the documents referred to herein or delivered pursuant hereto) embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

                  (c)  This  Agreement   shall  be  construed  and  enforced  in
accordance with and governed by the laws of the State of New York without giving effect to the conflicts of law principles thereof.

                  (d) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. All section references are to this Agreement unless otherwise expressly provided.

                  (e)  This   Agreement   may  be  executed  in  any  number  of
counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                  (f) Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

                  (g) The parties hereto acknowledge that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to injunctive relief, including specific performance, to enforce such obligations without the posting of any bond, and, if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

                  (h) Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         4.8. No Inconsistent Agreements. The rights granted to the holders of Registrable Securities hereunder do not in any way conflict with and are not inconsistent with any other agreements to which the Company is a party or by which it is bound. Without the prior written consent of PPE, the Company will not, on or after the date of this Agreement, enter into any agreement with respect to its securities which is inconsistent with the rights granted in this Agreement or otherwise conflicts with the provisions hereof, other than any lock-up agreement with the underwriters in connection with any registered offering effected hereunder, pursuant to which the Company shall agree not to register for sale, and the Company shall agree not to sell or otherwise dispose of, Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, for a specified period following the registered offering. The Company further agrees that if any other registration rights agreement entered into after the date of this Agreement with respect to any of its securities contains terms which are more favorable to, or less restrictive on, the other party thereto than the terms and conditions in this Agreement are (insofar as they are applicable) to the Purchasing Parties, then the terms and conditions of this Agreement shall immediately be deemed to have been amended without further action by the Company or any of the Holders of Registrable Securities so that the Purchasing Parties shall be entitled to the benefit of any such more favorable or less restrictive terms or conditions.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

                                    COMPANY:

                                    NETEGRITY, INC.

                                    By:______________________________
                                       Name:
                                       Title:

                                    PURCHASING PARTIES:

                                    PEQUOT PRIVATE EQUITY FUND, L.P.

                                    By:______________________________
                                       Name:
                                       Title:

                                    PEQUOT OFFSHORE PRIVATE EQUITY
                                    FUND, INC.

                                    By:______________________________
                                       Name:
                                       Title:

                                                              SCHEDULE I

                         Stockholder Notice Informatian

                                                                EXHIBIT D


                                     FORM OF

                     CERTIFICATE OF DESIGNATION, PREFERENCES

                       AND RIGHTS OF SERIES D CONVERTIBLE

                                 PREFERRED STOCK

                                       OF

                                 NETEGRITY, INC.

         We, Barry N. Bycoff and James O'Connor, Jr., the President and Assistant Secretary of NeTegrity, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), do hereby certify that, pursuant to the authority confirmed upon the Board of Directors by the Certificate of Incorporation of the Corporation, as amended and restated, the Board of Directors on December 23, 1997, adopted the following resolution creating a series of 5,000,000 shares of Preferred Stock designated as Series D Convertible Preferred Stock:

         RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of the Corporation's Certificate of Incorporation, as amended and restated, a series of Preferred Stock of the Corporation be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

         1. Designation and Number. (a) There is hereby designated a series of Preferred Stock to be known as "Series D Preferred Stock." The number of shares constituting the Series D Preferred Stock shall be 5,000,000, which number may not be increased without a vote of the holders of the Series D Preferred Stock.

                  (b) The Series D Preferred Stock shall,  except as provided in
Section 9 hereof, with respect to dividend rights and rights on liquidation, dissolution or winding up, (i) rank senior to the Common Stock, par value $.01 per share, of the Corporation (the "Common Stock") and (ii) rank senior to other series of convertible preferred stock of the Corporation designated by the Board of Directors of the Corporation prior to, on or after the date hereof.

         2. Dividends. (a) The holders of the shares of Series D Preferred Stock, in preference to the holders of Common Stock and of any shares of other capital stock of the Corporation ranking junior to the Series D Preferred Stock as to payment of dividends, shall be entitled to receive, when, as and if declared by the Board of Directors, cumulative dividends ("Stock Dividends") in the form of Common Stock ("Dividend Shares") at an annual rate 7.5% from and after the Issue Date (as defined in Section 6(c)(ii)) as long as the shares of Series D Preferred Stock remain outstanding. Dividends shall be computed on the basis of the Preferred Amount Per Share (as defined in Section 11), and shall accrue quarterly, on March 31, June 30, September 30 and December 31 in each year or, if not a Business Day (as defined in Section 11), on the next Business Day (each such date being referred to herein as a "Quarterly Dividend Accrual Date"), commencing on the first Quarterly Dividend Accrual Date following the Issue Date.

                  (b) The Corporation shall deliver to each holder its cumulative Stock Dividends immediately before the date of a Liquidation or immediately before the Redemption. No fractional Dividend Shares shall be issued; the Corporation shall, in lieu thereof, either issue a number of Dividend Shares which reflects a rounding up to the next whole number of shares or pay such amount in cash. Dividend Shares shall be fully paid and nonassessable, free and clear of all Encumbrances (as defined in Section 11) imposed by or through the Corporation.

                  (c) No dividend or distribution in cash, shares of stock or other property on the capital stock of the Corporation (other than the Dividend Shares) shall be declared or paid or set apart for payment.

         3. Voting Rights. (a) In addition to any voting rights provided by law and the special voting rights provided in Section 3(c) and Section 9 below, the holder of each share of Series D Preferred Stock shall be entitled to vote upon all matters upon which holders of the Common Stock have the right to vote, and the shares of Series D Preferred Stock held by each such holder shall be entitled to the number of votes equal to the largest number of full shares of Common Stock into which such shares of Series D Preferred Stock could be converted pursuant to the provisions of Section 6 of this Certificate of Designation at the record date for the determination of the shareholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. Except as required by law or as otherwise set forth in this Certificate of Designation, the holders of shares of Series D Preferred Stock and Common Stock shall vote together as a single class and not as separate classes.

                  (b) The Board of Directors of the Corporation shall consist of a maximum of 13 members. Except with respect to the special voting rights set forth in clause (c) below, the number of directors at any such time constituting the Board of Directors may not exceed the number which is 7 less than the maximum number of directors specified in the previous sentence.

                  (c) So long as any shares of Series D Preferred Stock remain outstanding, the holders of the Series D Preferred Stock shall have, in addition to the other voting rights set forth herein, the exclusive right, voting separately as a single class, (i) prior to the occurrence of either an Event of Default or a Performance Default (each as defined in Section 11), to elect one director of the Corporation, with the remaining directors to be elected by the other classes of stock entitled to vote therefore at each meeting of shareholders held for the purpose of electing directors (the "Series D Preferred Director") and, (ii) after an occurrence of either an Event of Default (as defined in Article 11) or Performance Default (as defined in
Article 11), to elect the smallest number of directors (which number shall include the Series D Preferred Director) that shall constitute a majority of the maximum number of directors of the Board of Directors of the Corporation (the "Default Series D Preferred Directors"), with the remaining directors to be elected by the other classes of stock entitled to vote therefore at each meeting of shareholders held for the purpose of electing directors. The right of the holders of Series D Preferred Stock to vote for the election of directors may be exercised at any annual meeting or at any special meeting called for such purpose or at any adjournment thereof, or by the written consent, delivered to the Secretary of the Corporation, of the holders of a majority of all shares of Series D Preferred Stock outstanding as of the record date of such written consent.

                  (d) (i) With respect to the Series D Preferred Director, immediately after the date of the Issue Date, and (ii) with respect to the Default Series D Preferred Directors, immediately after such Event of Default or Performance Default has occurred, the Board of Directors of the Corporation shall call for a special meeting or written consent of the holders of shares of Series D Preferred Stock to elect the Series D Preferred Director or Default Series D Preferred Directors, as the case may be. Each director, and any subsequent director elected pursuant to this paragraph, shall serve as a director until his successor is elected and qualified. In the event of a vacancy in respect of any directorship elected by the holders of shares of Series D Preferred Stock pursuant to this clause (d), the Corporation agrees to call a special meeting of the holders of shares of Series D Preferred Stock at the request of the majority of the holders of outstanding Series D Preferred Stock, in order that the holders of the Series D Preferred Stock may elect a successor director, and at which meeting the holders of Series D Preferred Stock shall be entitled to the same voting rights as provided in the first sentence of the prior paragraph.

                  (e) The voting rights with respect to the Default Series D Preferred Directors will terminate when the Event of Default is cured, provided that an Event of Default triggered the election of the Default Series D Preferred Directors. The holders of the Series D Preferred Stock will continue to be entitled to vote for the Series D Preferred Director after an Event of Default has been cured.

         4. No Reissuance of Shares. Shares of Series D Preferred Stock converted, purchased, or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the conversion, purchase or acquisition thereof. None of such shares of Series D Preferred Stock shall be reissued by the Corporation.

         5. Liquidation, Dissolution or Winding Up. (a) In the event of any voluntary or involuntary liquidation, distribution of assets (other than the payment of dividends), dissolution or winding up of the Corporation (each, a "Liquidation"), the holders of the shares of the Series D Preferred Stock shall be entitled to receive and to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment or distribution shall be made on any Junior Stock (as defined in Section 11), the Preferred Amount Per Share, plus all cumulative and unpaid Stock Dividends, with respect to each outstanding share of Series D Preferred Stock. If, upon any such Liquidation, whether voluntary or involuntary, the assets to be distributed to the holders of the Series D Preferred Stock shall be insufficient to permit payment of the full amount of the Preferred Amount Per Share with respect to each share of Series D Preferred Stock, then the entire assets of the Corporation to be distributed among the holders of the Series D Preferred Stock shall be distributed ratably among such holders.

                  (b)  Upon  the  completion  of the  distribution  required  by
Section 5(a), the remaining assets of the Corporation available for distribution to shareholders shall be distributed among the holders of the Series D Preferred Stock and the Common Stock pro rata based on the number of shares of Common Stock held by each (assuming conversion of all such Series D Preferred Stock at the then effective Conversion Price (as defined in Section 11)); provided, however, that the holders of the Series D Preferred Stock shall not receive (i) an amount greater than 150% multiplied by the Preferred Amount Per Share (including amounts paid pursuant to Section 2(a)) where such Liquidation occurs on or before six months after the Issue Date, (ii) an amount greater then 200% multiplied by the Preferred Amount Per Share (including amounts paid pursuant to Section 2(a)) where such Liquidation occurs on or before twelve months after, but more than six months after, the Issue Date, (iii) an amount greater than 250% multiplied by the Preferred Amount Per Share (including amounts paid pursuant to Section 2(a)) where such Liquidation occurs on or before 18 months after, but more than twelve months after, the Issue Date, and (iv) an amount greater than 300% multiplied by the Preferred Amount Per Share (including amounts paid pursuant to Section 2(a)) where such Liquidation occurs after 18 months after the Issue Date; thereafter, if assets remain in this Corporation, the holders of the Common Stock shall receive all of the remaining assets of this Corporation pro rata based on the number of shares of Common Stock held by each.

                  (c) After the payment to the holders of shares of the Series D Preferred Stock of the full amount of any liquidating distribution to which they are entitled under this Section 5, the holders of the Series D Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

                  (d) At the option of the holders of a majority of the Shares of Series D Preferred Stock, the consolidation, merger or other business combination of the Corporation with or into any other Person (as defined in Section 11) or Persons or the sale of all or substantially all the assets of the Corporation shall be deemed to be a Liquidation for purposes of this Certificate of Designation and shareholders of the Corporation will be entitled to receive in cash and securities the amount they would have upon liquidation.

                  (e) In any of such events, if the consideration received by this Corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

                           (i)      Securities not subject to investment letter
or other similar restrictions on free marketability:

                                    (A)     If traded on a securities exchange
 or through NASDAQ, the value shall be deemed to be the average of the closing prices of the securities on such exchange or market over the 30-day period ending three (3) days prior to the closing;

                                    (B)     If actively traded over-the-counter,
 the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the 30-day period ending three (3) days prior to the closing;
and

                                    (C)     If there is no active public market,
the value shall be the fair market value thereof, as determined by the Board of Directors in good faith.

                           (ii)     The method of valuation of securities
subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in subsection 5(e)(i)(A), (B) or
(C) to reflect the approximate fair market value thereof, as determined by the Board of Directors in good faith.

         6. Conversion. (a) Each share of Series D Preferred Stock shall automatically be converted into a number of shares of Common Stock, equal to the quotient of the Preferred Amount Per Share divided by the Conversion Price (such quotient being referred to herein as the "Conversion Ratio"), (i) on the date of and upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act (as defined in Section 11) covering the offering and sale of the Corporation's Common Stock for the account of the Corporation in which the aggregate gross proceeds received by the Corporation equal or exceed $15,000,000 and the price per share of which exceeds $3.00 per share (as adjusted for any stock dividends, stock splits, subdivisions, reclassifications or combinations occurring after the Issue Date),
(ii) at the close of business on the Trading Day which is the tenth Trading Day in a period of 25 consecutive Trading Days at any time during the second quarter ending June 30, 1999, in which the closing bid price for the Common Stock on NASDAQ (or any exchange on which the Common Stock is then being traded) shall have exceeded $4.50 per share (as adjusted for any stock dividends, stock splits, subdivisions, reclassifications or combinations occurring after the Issue Date) or (iii) on the date on which two-thirds (2/3) of the shares of Series D Preferred Stock issued and outstanding immediately following the Initial Closing (or if there shall occur a Subsequent Closing, the Subsequent Closing), shall no longer be issued and outstanding, whether converted at the option of the holder thereof, redeemed pursuant hereto or otherwise (each of the events described in (i), (ii) and (iii) are referred to herein as an "Automatic Conversion Event"). In addition, at the option of the holder of any shares of Series D Preferred Stock, such holder shall have the right, at any time and from time to time, by written notice to the Corporation, to convert any share of Series D Preferred Stock owned by such holder into a number of shares of Common Stock, at the then effective Conversion Ratio.

                  (b) The Corporation shall at all times reserve and keep available for issuance upon the conversion of the Series D Preferred Stock and payment of Stock Dividends on Series D Preferred Stock pursuant to Section 3(b), free from any preemptive rights, such number of its authorized but unissued shares of Common Stock as will from time to time be necessary to permit the conversion of all outstanding shares of Series D Preferred Stock into shares of Common Stock and the payment of Stock Dividends on Series D Preferred Stock, and shall take all action required to increase the authorized number of shares of Common Stock if necessary to permit the conversion of all outstanding shares of Series D Preferred Stock and the payment of Stock Dividends.

                  (c) The Conversion Price shall be subject to adjustment from time to time as follows:

                           (i)      In case the Corporation shall at any time or
from time to time after the date hereof (A) pay any dividend, or make any distribution, on the outstanding shares of Common Stock in shares of Common Stock, (B) subdivide the outstanding shares of Common Stock, (C) combine the outstanding shares of Common Stock into a smaller number of shares or (D) issue by reclassification of the shares of Common Stock any shares of capital stock of the Corporation, then, and in each such case, the Conversion Price in effect on the record date therefor, if applicable, or the effective date' thereof, whichever is earlier, shall be adjusted so that the holder of any shares of Series D Preferred Stock thereafter convertible into Common Stock pursuant to this Certificate of Designation shall be entitled to receive the number and type of shares of Common Stock or other securities of the Corporation which such holder would have owned or have been entitled to receive after the happening of any of the events described above, had such shares of Series D Preferred Stock been converted into Common Stock immediately prior to the happening of such event or the record date therefor, as applicable. An adjustment made pursuant to this clause (i) shall become effective (x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or
(y) in the case of such subdivision, reclassification or combination, at the close of business on the day upon which such corporate action becomes effective.

                           (ii)     Except with respect to Excluded Securities
 (as defined below), in case the Corporation shall issue or sell any shares of Common Stock (or Common Stock Equivalents (as defined in Section 11) after the date hereof (the "Issue Date") at a price per share (or having a conversion or exercise price per share) less than the Conversion Price then in effect, in each such case, the Conversion Price shall be appropriately reduced to a price

(calculated to the nearest cent) determined by multiplying the Conversion Price then in effect by a fraction (x) the numerator of which is the sum of (A) the number of shares of Common Stock outstanding (calculated as set forth in Section 6(c)(iii) hereof) immediately prior to such issuance or sale plus (B) the number of shares of Common Stock Equivalents which the aggregate consideration received in respect of such issuance or sale would purchase at such Conversion Price and
(y) the denominator of which is the total number of shares of Common Stock outstanding (calculated as set forth in Section 6(c)(iii) hereof) after giving effect to such issuance or sale; provided, however that such fraction will in no event be greater than 1. An adjustment made pursuant to this clause (ii) shall be made on the next Business Day following the date on which any such issuance is made and shall be effective retroactively to the close of business on the date of such issuance. For purposes of this clause (ii), the consideration receivable by the Corporation in connection with the issuance of additional shares of Common Stock or of Common Stock Equivalents since the Issue Date shall be deemed to be equal to the sum of the aggregate offering price (before deduction of underwriting discounts or commissions and expenses payable to third parties, if any) of all such Common Stock and/or Common Stock Equivalents plus the minimum aggregate amount, if any, payable upon conversion, exchange or exercise of any such Common Stock Equivalents. The issuance or reissuance of any shares of Common Stock (whether treasury shares or newly issued shares) pursuant to a dividend or distribution on, or subdivision, combination or reclassification of, the outstanding shares of Common Stock requiring an adjustment in the Conversion Price pursuant to clause (i) of this paragraph (c) of this Section 6 of this Certificate of Designation, shall not be deemed to constitute an issuance of Common Stock or Common Stock Equivalents by the Corporation to which this clause (ii) applies. "Excluded Securities" shall mean
(i) shares of Common Stock and/or Common Stock Equivalents issuable or issued to employees, outside directors or consultants of the Corporation directly or pursuant to the Corporation's existing stock option plan, stock incentive plan or any future stock option plan approved by the Board of Directors of the Corporation and (h) shares of Common Stock and/or Common Stock Equivalents issued or issuable as direct consideration for the acquisition by the Corporation of capital stock or assets of another business entity or in connection with a merger or consolidation to the extent such issuances are approved by a majority of the members of the Board of Directors of the Corporation that are not employees ("Outside Directors").

                           (iii)    For purposes of this paragraph (c) of this
Section 6 of this Certificate of Designation, the number of shares of Common Stock at any time outstanding shall mean the aggregate of all shares of Common Stock then outstanding (other than any shares of Common Stock then owned or held by or for the account of the  Corporation)  treating for purposes of this calculation all Common Stock Equivalents then outstanding as having been converted, exchanged or exercised.

                           (iv)     If the Corporation shall take a record of
the holders of its Common  Stock for the purpose of  entitling  them to receive a dividend or other distribution and shall thereafter, and before such dividend or distribution is paid or delivered to stockholders entitled thereto, legally abandon its plan to pay or deliver such dividend or distribution, then no adjustment in the Conversion Price then in effect shall be made by reason of the taking of such record, and any such adjustment previously made as a result of the taking of such record shall be reversed.

                  (d) The issuance of certificates for shares of Common Stock upon conversion of the Series D Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series D Preferred Stock which is being converted.

                  (e) The Corporation will at no time close its transfer books against the transfer of any Series D Preferred Stock, or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series D Preferred Stock in any manner which interferes with the timely conversion of such Series D Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

                  (f) As used in this paragraph 6, the term "Common Stock" shall mean and include the Corporation's authorized Common Stock, as constituted on the date of filing of this Certificate of Designation, and shall also include any capital stock of any class of the Corporation thereafter authorized which shall neither be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends nor be entitled to a preference in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, provided that the shares of Common Stock receivable upon conversion of shares of Series D Preferred Stock shall include only shares designated as Common Stock of the Corporation on the date of filing of this instrument, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets to be issued in exchange for such Common Stock pursuant thereto.

                  (g) In the case of a Sale of the Corporation (as defined in Section 11) or a proposed reorganization of the Corporation or a proposed reclassification or recapitalization of the capital stock of the Corporation (except a transaction for which provision for adjustment is otherwise made in this Section 6), each share of Series D Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series D Preferred Stock would have been entitled upon such Sale of the Corporation, reorganization, reclassification or recapitalization; and, in any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Series D Preferred Stock. The Corporation shall not effect any such Sale of the Corporation unless prior to or simultaneously with the consummation thereof the successor corporation or purchaser, as the case may be, shall assume by written instrument the obligation to deliver to the holders of the Series D Preferred Stock such shares of stock, securities or assets as, in accordance with the foregoing provisions, each such holder is entitled to receive.

                  (h) The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series D Preferred Stock against impairment.

                  (i) Upon the occurrence of an Automatic Conversion Event, the outstanding shares of Series D Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue to any such holder certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of Series D Preferred Stock are either delivered to the Corporation or any transfer agent of the Corporation. The holder of any shares of Series D Preferred Stock may exercise the optional conversion right specified in paragraph 6(a) as to any part thereof by surrendering to the Corporation or any transfer agent of the Corporation the certificate or certificates for the shares to be converted, accompanied by written notice stating that the holder elects to convert all or a specified portion of the shares represented thereby. Conversion shall be deemed to have been effected (i) in the case of an Automatic Conversion Event, on the date of the occurrence of such event or (ii) in any other case, on the date when delivery of notice of an election to convert and certificates for shares is made, and any such date is referred to herein as the "Conversion Date." As promptly as practicable thereafter (and after surrender of the certificate or certificates representing shares of Series D Preferred Stock to the Corporation), the Corporation shall issue and deliver to or upon the written order of such holder a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check or cash with respect to any fractional interest in a share of Common Stock. The Person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of record of such Common Stock on the applicable Conversion Date. Subject to the provisions of Section 6(a), upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series D Preferred Stock surrendered for conversion, the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series D Preferred Stock representing the unconverted portion of the certificate so surrendered.

                  (j) No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series D Preferred Stock. If more than one share of Series D

Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series D Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series D Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the then Current Market Price (as defined in Section 11).

         7. Reports as to Adjustment. Upon any adjustment of the Conversion Price pursuant to the provisions of Section 6 of this Certificate of Designation, then, and in each such case, the Corporation shall promptly deliver to the Transfer Agent of the Series D Preferred Stock and the Common Stock and to each of the holders of the Series D Preferred Stock and the Common Stock, a certificate signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation setting forth in reasonable detail the event requiring the adjustment, the method by which such adjustment was calculated and the Conversion Price in effect following such adjustment. Where appropriate, such notice to holders of the Series D Preferred Stock may be given in advance.

         8. Certain Covenants. Any registered holder of Series D Preferred Stock may proceed to protect and enforce its rights and the rights of any other holders of Series D Preferred Stock with any and all remedies available at law or in equity.

         9. Protective Provisions. So long as shares of Series D Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series D Preferred Stock:

                  (a) alter or change the rights, preference or privileges of the shares of Series D Preferred Stock or otherwise amend this Certificate of Designation or the Amended and Restated Certificate of Incorporation of the Corporation so as to affect adversely the shares of Series D Preferred Stock;

                  (b) increase the authorized number of shares of Series D Preferred Stock or issue additional shares of Series D Preferred Stock (except pursuant to Section 6 hereof);

                  (c) create or designate, or authorize the issuance of, any new class or series of stock (i) ranking senior or having a preference over, or being on a parity with, the Series D Preferred Stock with respect to dividends or upon liquidation, (ii) having rights similar to any rights of the Series D Preferred Stock under Section 3 hereof or (iii) convertible into any such class or series of stock;

                  (d) change the authorized number of directors of the Corporation;

                  (e) sell, convey, or otherwise dispose of or encumber all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly owned subsidiary corporation) of effect any transaction or series of related transactions in which more than 50% of the voting power of the Corporation is transferred;

                  (f) enter into any transaction with any director or Affiliate (as defined below) of the Corporation unless the terms of such transaction are at least as favorable to the Corporation than those which might be obtained at the time from persons who are not Affiliates and, in the case of a single transaction or series of transactions involving more than $50,000, has been approved by a written resolution duly adopted prior to such transaction by a majority of the Outside Directors. For purposes hereof, an "Affiliate" shall mean a holder of more than five percent of the existing Common Stock of the Corporation (on a fully diluted basis after giving effect to the conversion of exercise of any Common Stock Equivalents) or a member of the Board of Directors of the Corporation;

                  (g) incur indebtedness for borrowed money in excess of $50,000 at any one time outstanding (excluding short term or revolving credit borrowing the proceeds of which are used to finance current assets, to repay current liabilities or for working capital); or

                  (h) redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose) (i) any share or shares of Preferred Stock otherwise than by redemption in accordance with Section 10 hereof or conversion in accordance with Section 6 hereof or (ii) any of the Common Stock.

         10. Redemption. (a) At the individual option of each holder of shares of Series D Preferred, the Corporation shall redeem, on the fifth anniversary of the Issue Date (the "Redemption Date"), the number of shares of Series D Preferred held by such holder that is specified in a request for redemption delivered to the Corporation by the holder on or prior to 30 days immediately preceding the Redemption Date, by paying in cash therefor the Issue Price per share of Series D Preferred (as adjusted for any stock dividends, stock splits, subdivisions, reclassifications or combinations with respect to such shares) plus all cumulative (whether declared or not) but unpaid Stock Dividends on such shares (the "Redemption Price").

                  (b) At least fifteen (15) but no more than thirty (30) days prior to the Redemption Date, written notice (the "Redemption Notice") shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series D Preferred to be redeemed, at the address last shown on the records of the Corporation for such holder, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder, the Redemption Date, the Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares to be redeemed.

Except as provided in subsection (6)(c) on or after the Redemption Date, each holder of Series D Preferred to be redeemed shall surrender to the Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                  (c) From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of shares of Series D Preferred designated for redemption in the Redemption Notice as holders of Series D Preferred (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares of Series D Preferred on the Redemption Date are insufficient to redeem the total number of shares of Series D Preferred to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon their holdings of Series D Preferred. The shares of Series D Preferred not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Series D Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the Corporation has become obliged to redeem on the Redemption Date but which it has not redeemed.

         11. Definitions. In addition to any other terms defined herein, for purposes of this Section 11 of this Certificate of Designation, the following terms shall have the meanings indicated:

                  "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of California are authorized or obligated by law or executive order to close.


                  "Common Stock Equivalent" shall mean securities convertible into, or exchangeable or exercisable for, shares of Common Stock.

                  "Conversion Price," determined as of any date, shall initially equal $1.50 and shall be subject to adjustment as provided in paragraph (c) of
Section 6 hereof.

                  "Current Market Price" shall mean the average of the daily closing prices per share of Common Stock for the 30 consecutive Trading Days ending on the day in question. The closing price for each day shall be the last reported sales price regular way or, in the case no such reported sales take place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the average of the highest bid and the lowest asked prices quoted on the NASDAQ or, if not so quoted, as reported by the National Quotation Bureau, Inc.

                  The term "distribution" shall include the transfer of cash or property to the holders of a class of capital stock of the Corporation, without consideration, whether by way of dividend or otherwise (except a dividend in shares of such class of stock), or the purchase or redemption of shares of the Corporation, for cash or property, including such transfer, purchase or redemption by a subsidiary of the Corporation. The time of any distribution by way of dividends shall be the date of declaration thereof, and the time of any distribution by purchase or redemption of shares shall be the date on which cash or property is transferred by the Corporation, whether or not pursuant to a contract of an earlier date; provided, however, that, where a debt security is issued in exchange for shares, the time of the distribution is the date when the Corporation acquires the shares for such exchange.

                  "Encumbrances" shall mean any mortgages, judgments, claims, liens, security interests, pledges, escrows, charges or other encumbrances of any kind or character whatsoever.

                  "Event of Default" shall have the meaning set forth in the Preferred Stock and Warrant Purchase Agreement, dated January 6, 1998, by and among the Corporation and the signatories thereto.

                  "Junior Stock" shall mean any capital stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Preferred Stock.

                  "Performance Default" shall mean the following: the closing bid price for the Common Stock on the NASDAQ (or any exchange on which the Common Stock is being traded) did not exceed $4.50 per share (as adjusted for any stock dividends, stock splits, subdivisions, reclassifications or combinations occurring after Issue Date) for ten Trading Days in a period of 25 consecutive Trading Days at any time during the second quarter ending June 30, 1999.

                  "Person"  shall  mean  any  individual,   firm,   corporation,
partnership or other entity, and shall include any successor (by merger or otherwise) of such entity.

                  "Preferred Amount Per Share" shall mean, with respect to each share of Series D Preferred Stock, $1.50 (as adjusted to reflect stock dividends, stock splits, subdivisions, reclassifications or combinations occurring after the Issue Date).

                  "Purchase Agreement" shall mean the Preferred Stock and Warrant Purchase Agreement, dated January 6, 1998, by and among the Corporation, Pequot Private Equity Fund, L.P. and Pequot Offshore Private Equity Fund, Inc.

                  "Sale of the Corporation" shall mean consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale, conveyance or disposition of all or substantially all of the assets of the Corporation.

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

                  "Trading Day" means a Business Day or, if the Common Stock is listed or admitted to trading on any national securities exchange or the NASDAQ, a day on which such exchange is open for the transaction of business.

         IN WITNESS WHEREOF, we have executed and subscribed this Certificate this ___ day of January, 1998.

                                            NETEGRITY, INC.



                                            By:______________________________
                                               Name:
                                               Title:



ATTEST:


------------------------------
Name:
Title:  Assistant Secretary

                                                              EXHIBIT F


                              CONSULTING AGREEMENT

         AGREEMENT (this "Agreement"), dated as of January 7,1998, by and between NeTegrity, Inc., a Delaware corporation (the "Company") and Mr. James McNiel.

         WHEREAS, the Company desires to retain Mr. McNiel to render advisory and consulting services and Mr. McNiel desires to render such services on the terms and conditions provided herein;

         WHEREAS, this Agreement is a condition to the closing of the Preferred Stock and Warrant Purchase Agreement, dated as of January 6, 1998, by and between the Company and the parties signatory thereto.

         NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements of the parties contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

         1. Retention as a Consultant. The Company shall retain Mr. McNiel and Mr. McNiel shall serve the Company as an independent consultant, on the terms and conditions set forth herein.

         2. Term. This Agreement shall commence on the date hereof (the "Effective Date"), and shall expire six months from the Effective Date, unless earlier terminated by reason of Mr. McNiel's death, by the Company for Cause or by Mr. McNiel in accordance with the immediately following sentence (the "Consulting Period"). At any time after the third month anniversary of the Effective Date, Mr. McNiel may terminate this Agreement on thirty days prior written notice to the Company. After termination of this Agreement, the Company's sole obligation hereunder shall be to pay Mr. McNiel any earned and unpaid monthly payments (including reimbursement of expenses) attributable to prior portions of the Consulting Period. "Cause" shall mean (i) a willful act by Mr. McNiel which constitutes gross misconduct or fraud and which is materially injurious to the Company, (ii) conviction of, or a plea of "guilty" or "no contest" to, a felony or (iii) a material failure of Mr. McNiel to perform his duties under this Agreement. No act, or failure to act, by Mr. McNiel shall be considered "willful" unless committed without good faith and without a reasonable belief that the act or omission was in the Company's best interest. No Cause shall be deemed to exist unless the Company's Board of Directors (the "Board") has determined, by a resolution adopted with the affirmative votes of at least two-thirds of its members, that Cause exists. Following the termination of this Agreement, subject to the third sentence of this Section 2 and the last sentence of Section 5(a) hereof, the Company's and Mr. McNiel's obligations under this Agreement shall cease.

         3. Duties. During the Consulting Period, Mr. McNiel shall render such consulting services to the Company as Mr. McNiel and the Company agree upon from time to time including, but not limited to, providing advice to the Company on distribution strategy and assisting the Company in establishing strategic relationships with key strategic partners; provided, however, that Mr. McNiel will not be required to, but may at his sole discretion and at the Company's request, devote more than five days per month to the performance of such services during the Consulting Period. In this regard, the Company shall provide Mr. McNiel reasonable notice of such consulting obligations and Mr. McNiel shall have the right to reschedule commitments to the Company to accommodate the requirements of his other outside interests.

         4. Place of Performance. Mr. McNiel shall perform his duties hereunder at such locations as are acceptable to him and the Company or by telephone consultation. To facilitate Mr. McNiel's performance during the Consulting Period, the Company shall furnish Mr. McNiel, at no more than a reasonable cost to the Company, an office and secretary reasonably satisfactory to Mr. McNiel which is located on the premises of the Company's headquarters. Mr. McNiel shall be allowed full use of facilities and other clerical assistance at the Company's offices of a quality, nature and to the extent made available to executive employees of the Company from time to time.

         5. Compensation and Related Matters. As compensation for the services to be rendered by Mr. McNiel hereunder and for providing the non-competition covenant set forth in Section 6 hereof, the Company shall make the following payments and provide the following benefits to Mr. McNiel:

                  (a) Consulting and Non-Competition Fees. Subject to Section 2 hereof, in consideration for Mr. McNiel providing consulting services hereunder and the non-competition covenant set forth in Section 6 hereof, the Company shall pay Mr. McNiel a total of $10,000 per month during the Consulting Period, such payment to be made on the first day of every month beginning with February 1; provided, however, in the event that Mr. McNiel works more than five days per month for the benefit of the Company pursuant to this Agreement, the Company will pay Mr. McNiel $2,000 per day for each additional day worked, such payment to be made on the first day of the month following the additional day worked. Mr. McNiel's obligations pursuant to Section 6 hereof shall continue for one year after the Effective Date notwithstanding that the Company is not required to make any payments hereunder.

                  (b) Reimbursement of Expenses. The Company shall reimburse Mr. McNiel for reasonable business expenses incurred in the performance of Mr. McNiel's duties hereunder, including, but not limited to reasonable and necessary travel, entertainment or similar incidental expenses in connection with the provision of consulting services; provided, that such expenses shall be incurred and accounted for in accordance with the policies and procedures established by the Company from time to time for its senior executives.

                  (c) Warrant. Upon signing of this Agreement, the Company shall grant Mr. McNiel a warrant to purchase 100,000 shares of the Company's common stock, par value $.01 per share (the "Warrant"), substantially in the form of Appendix A.

In the event that the grant of the Warrant to Mr. McNiel causes an increase in the amount of federal, state or local income taxes paid by Mr. McNiel, the Company will reimburse Mr.
McNiel for any such increase in income taxes paid.

         6. Non-Competition. (a) Subject to Section 2 hereof, for a period of one (1) year after the Effective Date, Mr. McNiel shall not, directly or indirectly, without the prior written consent of the Company, own, manage, operate, join, control, be employed by or participate in the ownership, management, operation or control of, or be connected with (as a stockholder, partner, or otherwise), any business, individual, partner, firm, corporation, or other entity that is in the business (i) of the kind conducted by the Company (or any affiliate of the Company) on the Effective Date (which business shall be defined as providing software to commercial and governmental organizations for primarily single sign-on and fine-grain access control capabilities), and (ii) in the states where the Company (or any affiliate of the Company) operates its business on the Effective Date; provided, however, that the "beneficial ownership" by Mr. McNiel, either individually or as a member of a "group," as such terms are used in Rule 13d of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of not more than five percent (5%) of the voting stock of any publicly held corporation shall not be a violation of this Agreement. It is further expressly agreed that the Company and its affiliates would suffer irreparable injury if Mr. McNiel were to compete with the Company or any affiliate of the Company in violation of this Agreement and that the Company and its affiliates would by reason of such competition be entitled to injunctive relief in a court of appropriate jurisdiction, and Mr. McNiel further consents and stipulates to the entry of such injunctive relief in such a court prohibiting Mr. McNiel from competing with the Company or any affiliate of the Company in violation of this Agreement.

                  (b) If it is determined by a court of competent jurisdiction in any state that the non-competition covenant in this Section 6 is excessive in duration or scope or is unreasonable or unenforceable under the laws of that state, it is the intention of the parties that such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by the law of that state.

         7. Successors; Binding Agreement. (a) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company and each entity that, directly or indirectly, becomes a parent corporation of the Company, by agreement in form and substance satisfactory to Mr. McNiel, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the

Company as herein before defined and any successor to its business and/or assets and each entity that, directly or indirectly, becomes a parent corporation of the Company.

                  (b) This Agreement and all rights of Mr. McNiel hereunder shall inure to the benefit of and be enforceable by Mr. McNiel's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Mr. McNiel should die while any amounts would still be payable or benefits would still be provided to him and/or his family hereunder if he had continued to live, all such amounts and benefits, unless otherwise provided herein, shall be paid or provided in accordance with the terms of this Agreement to Mr. McNiel's devisees, legatees, or other designees or, if there be no such designee, to Mr. McNiel's estate.

         8. Notice. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

         If to Mr. McNiel:

                  McNiel Group
                  18 Central Drive
                  Glen Head, NY 11545

         If to the Company:

                  NeTegrity, Inc.
                  245 Winter Street
                  Waltham, MA 02154
                  Telecopy:
                  Attention:

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of changes of address shall be effective in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         9. Modification of Agreement: Governing Law. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Mr. McNiel and such officer of the Company as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York without regard to its conflicts of law principles.

         10. Validity. The validity or enforceability of any provision or provisions of this Agreement shall not be affected by the invalidity or unenforceability of any other provision of this Agreement, and such valid and enforceable provisions shall remain in full force and effect.

         11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.

         12. Entire Agreement. This Agreement and the Appendix attached hereto set forth the entire agreement of the parties hereto with respect to the performance of consulting services and the covenant not to compete contained herein, and supersede all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto regarding such consulting services and covenant not to compete; and any prior agreement of the parties hereto in respect of such subject matters is hereby terminated and canceled.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                         NETEGRITY, INC.


                                         By:______________________________
                                            Name:
                                            Title:



                                            ------------------------------
                                            JAMES McNIEL



260384-1

                                    EXHIBIT G

                                           ALLOCATION OF PURCHASE PRICE

The Purchase Price shall be allocated as follows:

1. $4,750,000.96 to the Series D Preferred Stock and $250,000.04 to the Warrants if the Subsequent Closing occurs.

2. $2,375,000.48 to the Series D Preferred Stock and $125,000.02 to the Warrants if the Subsequent Closing does not occur.